                                                                   EXHIBIT 10.35

                                  TABLE OF CONTENTS

                                    OFFICE LEASE


         Paragraph                                                   Page

         1.   Premises..............................................    3
         2.   Definitions...........................................    4
         3.   Term..................................................   11
         4.   Basic Rent............................................   11
         5.   Taxes.................................................   11
         6.   Operating Costs.......................................   13
         7.   Recovery of Adjustments...............................   20
         8.   Tenant's Covenants:...................................   20
              (a) Pay Rent..........................................   20
              (b) Utility Charges...................................   20
              (c) Maintain and Repair...............................   21
              (d) Repair Where Tenant At Fault......................   22
              (e) Assigning or Subletting...........................   22
              (f) Rules and Regulations.............................   24
              (g) Use of Premises...................................   24
              (h) Observance of Law.................................   25
              (i) Waste and Nuisance................................   25
              (j) Entry by Landlord.................................   25
              (k) Indemnity.........................................   25
              (l) Exhibiting Premises...............................   26
              (m) Alterations.......................................   26
              (n) Interior Walls and Exterior Walls.................   27
              (o) Signs.............................................   27
              (p) Name of Building..................................   28
              (q) Glass.............................................   28
              (r) Certificates......................................   28
              (s) Evidence of Payment...............................   29
              (t) Notice of Accidents...............................   29
              (u) Tenant Insurance..................................   29
              (v) Surrender on Termination..........................   30
              (w) Fire and Safety...................................   30
              (x) Energy Conservation...............................   30
         9.   Quiet Enjoyment.......................................   30
         10.  Landlord's Covenants:.................................   31
              (a) Heating & Air Conditioning........................   31
              (b) Taxes.............................................   31
              (c) Elevator..........................................   31
              (d) Access............................................   32
              (e) Washrooms.........................................   32
              (f) Janitor Services..................................   32
         11.  Fixtures..............................................   32
         12.  Damage or Destruction.................................   33
         13.  Expansion, Alteration.................................   34

         14.  Injuries, Loss and Damage.............................   35
         15.  Impossibility Unavoidable Delays......................   37
         16.  Re-entry..............................................   37
         17.  Bankruptcy, etc.......................................   37
         18   Distress..............................................   38
         19.  Entry as Agent........................................   38
         20.  Right of Termination..................................   38
         21.  Non-waiver............................................   38
         22.  Overholding...........................................   38
         23.  Landlord Performing Tenant's Covenant.................   39
         24.  Payments to Landlord..................................   39
         25.  Recovery of Adjustments...............................   39
         26.  Registration..........................................   40
         27.  Mortgages.............................................   40
         28.  Assignment by Landlord................................   41
         29.  Captions..............................................   41
         30.  Guarantee.............................................   41
         31.  Notice................................................   41
         32.  Effect of Lease.......................................   42
         33.  Interpretation of Lease...............................   43
         34.  Time of Essence.......................................   43
         35.  Law ..................................................   43
         36.  Intent of Lease.......................................   43

              Rules & Regulations...................................   45

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         This Indenture made the 25th day of April, 1996
         IN PURSUANCE OF THE SHORT FORMS OF LEASES ACT

              BETWEEN: ORFUS INVESTMENTS, a partnership registered under The Partnership Registration Act of Ontario,

                             hereinafter called the "Landlord,"

                                                      OF THE FIRST PART,

                             -and-

                        SAVILLE SYSTEMS CANADA, LTD.

                             hereinafter called the "Tenant,"

                                                      OF THE SECOND PART,



         Premises       1.   WITNESSETH that in consideration of the rents,
                        covenants and agreements hereinafter reserved and contained on the part of the Tenant to be paid, observed and performed, the Landlord does demise and lease unto the Tenant the Premises (the "Premises") on the 5th and 6th floor of Building A on the Lands described in Schedule A hereto annexed, the Premises being shown as outlined in red on the floor plan hereto annexed as Schedule B and being exclusive of any part of the exterior face of the building. The usable area of the Premises is approximately 42,958 square feet and the Rentable Area of the Premises is approximately 42,958 square feet each of 5th and 6th floor -- approximately 21,479 square feet of Rentable Area.

         Definitions    2.   For the Purposes of this Lease:

                        (a) "Additional Rent" means all amounts payable by the Tenant under the terms of this Lease, whether payable to the Landlord or otherwise, over and above Basic Rent.

                        (b) "Basic Rent" means those amounts set out as Basic Rent in section 4 of this Lease.

                             "Building A" means the West Tower of 675
                             Cochrane Drive, Markham, Ontario.

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                        (c)  "Landlord's Architect" means a qualified
                             architect, engineer or Ontario Land Surveyor from time to time chosen by the Landlord.

                             Lands means the lands and premises described in Schedule "A" hereto.

                        (d) "Lease" means this Lease and any alterations from time to time made to this Lease in accordance with the provisions herein set out.

                        (e) "Normal Business Hours" means 7:00 a.m. to 7:00 p.m. Monday through Friday (but excluding Saturdays, Sundays and holidays), as such hours may be varied by the Landlord from time to time.

                             See Page 1A.

                        (f)  deleted in original

                        (g)  deleted in original

                        (h)  deleted in original

                        (i)  deleted in original

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         Page 1A

         2.   For the purposes of this Lease:

              "Building B" means the East Tower of 675 Cochrane Drive, Markham, Ontario.

              "Building C" means any building which may be constructed on the Lands which will form part of the development municipally known as 675 Cochrane Drive, Markham.

              "Capital Tax" means the tax or excise imposed upon the Landlord by the provincial and/or federal government or other applicable taxing authority which is measured by or based in whole or in part upon the capital employed by the Landlord as at the date of the substantial completion of construction of Building A and Building B and the Shared Common Areas and Facilities until construction of Building C, imputed as if the amount of such tax were that amount due if such property were the only real property of the Landlord and includes the amount of any capital or place of business tax levied by the provincial and/or federal government or other applicable taxing authority against the Landlord with respect to such property. Once Building C and any additional Shared Common Areas and Facilities which are constructed in respect thereof have been substantially completed, Capital Tax shall be deemed to include the tax or excise imposed upon the Landlord in respect of the Complex.

              "Common Areas and Facilities" means the areas, facilities, utilities, improvements, equipment and installations in the Complex or serving the Complex that from time to time are not intended to be leased to tenants of the Complex and that are provided for the general non-exclusive benefit of the tenants of Building A only and their employees, customers and other invitees.

              "Complex" means Building A, Building B, Building C (once constructed), the Shared Common Areas and Facilities, the Common Areas and Facilities and all other common areas and facilities, and includes the parking to be made available to the Tenant hereunder and access to the Complex, said parking and access located on the Lands.

              "Complex Proportionate Share" means that fraction having as its numerator the Rentable Area of the Premises, and having as its denominator the Rentable Area of all premises (excluding storage and parking areas) leased or set aside from time to time by the Landlord for leasing in the Complex, such areas being as certified from time to time by the

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              Landlord's Architect.  The aggregate of the fractional
              Complex proportionate shares shall total one.
                                                       ---
              "Operating Costs" means the aggregate of all costs, expenses or amounts incurred, whether by the Landlord or others on behalf of the Landlord, in connection with the complete maintenance, operation, management and repair of the Complex and all components thereof and all improvements of the Landlord thereon or therein including, without limiting the foregoing and without duplication: the costs of maintaining, operating and repairing any heating, ventilating and air conditioning or other equipment and fuel, energy and other costs of providing heat, ventilating and air conditioning; depreciation and interest expense on capital items which by their nature are intended to reduce the Operating Costs of Building A or the Complex in accordance with reasonable return on investment criteria, including without limiting the generality of the foregoing, all expenditures made by the Landlord in an effort to promote energy conservation as set out in Section 8(x) of this Lease; the cost of operating and maintaining elevators; the cost of maintaining, repairing and replacing exterior glass walls; the cost of providing hot and cold water; interest and depreciation (in accordance with generally accepted accounting principles from time to time) of all capital items, security equipment and maintenance equipment which by its nature requires periodic replacement including all heating, ventilating, and air conditioning equipment, provided that the cost of repairs to the roof membrane shall be an Operating Cost but if the cost is for replacement only interest and depreciation charged in accordance with generally accepted accounting principles shall be included as an Operating Cost; the cost of any capital item (including without limitation for the roof membrane) under $10,000 in the Year incurred shall not be depreciated but shall be an Operating Cost in such Year; the cost of electricity including lighting not otherwise charged to tenants; the cost of snow, ice and refuse clearance and removal; landscape maintenance and window cleaning; Capital Tax; the cost of all insurance including "all risks" (including flood and earthquake), boiler and machinery liability and other casualties and loss of rental income insurance; accounting costs incurred in connection with preparation of statements and opinions for tenants; the cost of providing security services; the cost of consultants, retained with intent of saving or reducing costs; the cost of all rental equipment and building supplies used by the Landlord for all such operations and maintenance or any other purpose; the cost of providing and operating the management office in Building A or if there is only one management office for the Complex, such management office if situate in

              Building B or Building C; amounts paid on service contracts; the amount of all salaries, wages and benefits paid to or on behalf of persons engaged in cleaning, supervision, maintenance, operation direct costs of on site management, and repair; any business taxes which may be imposed on the Landlord by reason of its operation of the Complex or parts thereof; and management fees or charges of managing agents if the Landlord does not undertake management itself.

              In computing Operating Costs there shall be credited as a deduction the amounts of proceeds of insurance, relating to insured damage and other damage actually recovered by the Landlord (or if the Landlord is deemed to self-insure, a corresponding application of reserves) applicable to the damage.

              Any report of the Landlord's auditor or other licensed public accountant appointed by the Landlord for the purpose shall be conclusive as to the amount of Operating Cost for any period to which such report relates.

              If less than ninety-seven (97%) percent of Building A is occupied by tenants, then the amount of such Operating Costs shall be deemed to be increased to an amount equal to the amount of Operating Costs which would have been incurred had ninety-seven (97%) per cent of Building A been occupied by tenants throughout the entire period for which Operating Costs are being calculated.

              Operating Costs shall not include interest on Landlord's debt or capital retirement of debt or amounts directly chargeable to capital account, save as otherwise herein provided for.

              The Tenant shall not be responsible to pay for Operating Costs attributable solely to (i) Building B and/or (once
                                 ------
              constructed), Building C and/or (ii) any common areas and facilities for the exclusive use of the tenants of Buildings B and/or C.

              In calculating Operating Costs the Landlord will act reasonably in determining the attribution of Operating Costs amongst the components of the Complex.

              "Proportionate Share" means that fraction having as its numerator the Rentable Area of the Premises, and having as its denominator the Rentable Area of Building A, such areas as being as certified from time to time by the Landlord's Architect. The aggregate of the fractional proportionate shares with respect to Rentable Area of Building A shall total one.

              "Rentable Area of Building A" means the total of the Rentable Areas of all premises, leased or set aside from time to time by the Landlord for leasing in Building A, (excluding storage and parking areas), such premises being measured in accordance with the provisions of the leases for such premises for Building A, and for vacant premises, being measured in accordance with BOMA, (excluding storage and parking areas) being as certified from time to time by the Landlord's Architect.

              "Shared Common Areas and Facilities" means the areas, facilities, utilities, improvements, equipment, installations, parking facilities and landscaped areas in the Complex or serving the Complex that from time to time are not intended to be leased to all tenants of the Complex and that are provided for the general nonexclusive benefit of all tenants of the Complex and/or their employees, customers and other invitees in common with others entitled to use them. Additional areas, facilities, utilities, improvements, equipment and installations which serve the Complex for the general non-exclusive benefit of all tenants of the Complex and/or their employees, customers and other invitees in common with others entitled to use them may be constructed in conjunction with the construction of Building C.

                   (j) "Rentable Area of the Premises" means the area of the Premises expressed in square feet or square meters in a certificate prepared by the Landlord's Architect, which certificate shall be conclusive and binding subject as herein provided and shall be delivered to the Tenant on or after the commencement of the Term, at which time any adjustment to the area that is required thereby shall be made.

                             The Rentable Area of the Premises shall be measured and determined in accordance with BOMA.

                   (k) "Basic Rent" means the basic rent herein set forth was calculated on basis of the rentable area as
                        defined in paragraph 2(j) being      sq. ft.)
                        (usable area of the Premises      sq. ft. plus
                        portion of public and service areas      sq. ft. =
                                sq. ft.) at the basic rent of $
                        per sq. ft.  See Page 2A.

                   (l) "Rules and Regulations" means those Rules and Regulations attached to this Lease, and any additional Rules and Regulations made from time to time in accordance with section 8(f) of this Lease.

                   (m) "Taxes" means all taxes, rates, duties, levies and assessments whatsoever whether municipal, parliamentary or otherwise, levied, charged or assessed upon the lands and building or upon any part or parts thereof and all improvements now or hereafter erected or placed on the Lands, or charged against the Landlord on account thereof, including local improvement charges but excluding: the amount by which separate school taxes (if any should be payable) exceed the amount which would have been payable for school taxes if no assessment for separate school taxes had been made but an assessment for public school taxes had been made and any taxes such as corporate, income, profit and excess profit taxes assessed upon the income of the Landlord. In addition to the foregoing, Taxes shall include any and all taxes, charges, levies or assessments which may in the future be levied, charged or assessed in lieu therefor in addition thereto. Taxes shall also include all costs and expenses incurred by the Landlord in obtaining or attempting to obtain a reduction or prevent an increase in the amount of such Taxes. In calculating Taxes, if less than ninety-seven (97%) per cent of the Building is occupied by tenants then the amount of such taxes shall be deemed to be increased to an amount equal to the amount of Taxes which would have been incurred had ninety-seven (97%) per cent of the Building been occupied by tenants throughout the entire period for which Taxes are being calculated.

         Page 2A

         The Basic Rent for the Term shall be based upon the gross rentable square footage of 21,479 sq. ft. from the 1st day of July, 1996 to the 30th day of November, 1997, and, based upon the gross rentable square footage of 42,958 sq. ft. for the period from the 1st day of December, 1997 to the 30th day of June, 2005, and the per square foot rate of Basic Rent is set out below for the respective periods:

         July 1, 1996-June 30, 1998 =  $9.60 per sq. ft. Rentable Area per
                                       annum
         July 1, 1998-June 30, 2001 =  $10.60 per sq. ft. Rentable Area per
                                       annum
         July 1, 2001-June 30, 2005 =  $11.60 per sq. ft. Rentable Area per
                                       annum

         The above is subject to adjustment in the event that the provisions of paragraphs 5(g)(iii) or (iv) or 9(b) of Schedule "C" are applicable.

                        (n) "Term" means that Term set out in section 3 of this Lease or as such Term may be altered, extended or reduced in accordance with the provisions of this Lease.

                        (o) "Year" means each calendar year, or, at the Landlord's option, the Landlord's fiscal year where such reference is related to calculation of Additional Rent, the whole or part of which is included within the Term.

         Term      3.   To have and to hold the Premises for and during the
                        Term of (see Page 3A) years commencing on the
                               day of            , 19  , and ending on the
                               day of            , 19  .

         Basic Rent 4.  Yielding and paying therefor yearly and every year during the Term unto the Landlord as Basic Rent for the Premises without set-offs, deductions or defalcation whatsoever, the sum of (see Page 3B)
                        ($     ) of lawful money of Canada to be paid in
                        equal monthly installments of
                        ($       ) on the first day of each and every month
                        during the Term to the Landlord at the address hereinafter designated or at such other place as the Landlord shall designate, the first of such
                        payments to be made on the first day of         ,
                        19 . If the term commences on any day other than the first or ends on any day other than the last day of a month, Basic Rent and Additional Rent for the fractions of a month at the commencement and at the end of the Term shall be adjusted pro rata on a per diem basis.

                        The Landlord acknowledges receipt of $175,251.40 (includes G.S.T.) to be applied as rent for first and last months Basic and the Tenant is hereby directed to make all payments to ORFUS INVESTMENTS. Additional Rent (applied on account).


         Taxes     5.   (a)  See Page 3C

                        (b) If the Taxes are increased by reason of any installations made in or upon or any alterations made in or to the Premises by the Tenant or by the Landlord on behalf of the Tenant, the Tenant shall pay the amount of such increase forthwith to the Landlord upon receipt of notice thereof. The Tenant shall also pay every tax and license fee in respect of any business carried on upon the Premises.

                        (c) The Landlord shall be entitled at any time or times in any Year, upon at least fifteen (15) days' notice to the Tenant to require the Tenant to pay to the Landlord monthly, on the date for payment of monthly rental installments, as Additional Rent, an amount equal to one ninth (1/9) of the amount estimated by the Landlord to be the amount of the Taxes for such Year. The Landlord shall be entitled subsequently during such Year, upon at least fifteen (15) days' notice to the Tenant, to revise its estimate of the amount of Tax Increase and the said monthly instalment shall be revised accordingly. All amounts received under this provision in any Year on account of the estimated amount of the Taxes shall be applied in reduction of the actual amount of the Taxes for such Year. If the amount received is less than the actual Taxes, the Tenant shall pay any deficiency to the Landlord as additional rent within fifteen
                             (15) days following receipt by the Tenant of notice of the amount of such deficiency. If the amount received is greater than the actual Taxes, the Landlord shall either refund the excess to the Tenant as soon as possible after the end of the Year in respect of which such payments were made, or the Landlord's option shall apply such excess against any amounts owing or becoming due to the Landlord by the Tenant.

                        (d) If the Term of this Lease commences or ends on any day other than the first or last day, respectively, of a Year, the Tenant shall be liable only for the portion of the Taxes for such Year as falls with the Term, determined on a per diem basis.

                        (e) The Taxes and all other payments referred to in subparagraph 5(b) above will be paid and discharged by the Tenant as soon as they become due and payable, and the Tenant will, upon the written request of the Landlord, promptly deliver to the Landlord receipts evidencing such payment where applicable.

         Operating Costs (See Page 3C)

                   6.   (a)  The Tenant covenants to pay the Tenant's
                             Proportionate Share of the Operating Costs for the Year during each Year of the Term, to the Landlord as Additional Rent within fifteen
                             (15) days following receipt by the Tenant of written notice of the amount of such Operating Costs for such Year, notwithstanding that the Year in question or the Term may have ended. Any amounts payable pursuant to this subparagraph (a) shall be determined and certified by the Landlord following the end of the Year for which such amounts are payable. If only part of a Year is included within the Term, any such amount payable shall be pro-rated accordingly and shall be paid on the last day of the Term. Any balance remaining unpaid or any excess paid shall, notwithstanding such termination, be adjusted between the Landlord and Tenant within a reasonable period thereafter.

                        (b) The Landlord shall be entitled at any time or times in any Year, upon at least fifteen (15) days' notice to the Tenant to require the Tenant to pay to the Landlord monthly, on the date for payment of monthly rental installments, as Additional Rent, an amount equal to one-twelfth (1/12) of the amount estimated by the Landlord to be the amount of the Operating Costs for such Year. The Landlord shall be entitled subsequently during such Year, upon at least fifteen (15) days' notice to the Tenant, to revise its estimate of the amount of the Operating Costs and the said monthly instalment shall be revised accordingly. All amounts received under this provision in any Year on account of the estimated amount of Operating Costs shall be applied in reduction of the actual amount of Operating Costs for such Year, the Tenant shall pay any deficiency to the Landlord as Additional Rent within fifteen (15) days following receipt by the Tenant of notice of the amount of such deficiency. If the amount received is greater than the actual Operating Costs, the Landlord shall either refund the excess to the Tenant as soon as possible after the end of the Year in respect of which such payments were made, or at the Landlord's option, shall apply such excess against any amount owing or becoming due to the Landlord by the Tenant.

         Page 3A

         Term

         3. TO HAVE AND TO HOLD that part of the Premises consisting of the sixth (6) floor of Building A for and during the term of nine (9) years commencing on the 1st day of July, 1996 and ending on the 30th day of June, 2005.

              TO HAVE AND TO HOLD that part of the Premises constituting the fifth (5) floor of Building A for and during the term of seven (7) years and seven (7) months commencing on the 1st day of December, 1997 and ending on the 30th day of June, 2005, subject to the provisions of paragraph 9(b) of Schedule "C."

         Page 3B

         4. The following paragraph sets out the Basic Rent for the Premises.

              (a) yielding and paying as Basic Rent during the period commencing the 1st day of July, 1996 to and including the 30th day of November, 1997, the sum of $206,198.40 per annum, in lawful money of Canada, to be payable in equal consecutive monthly installments of $17,183.20 each, each due in advance on the 1st day of each and every month during said period, the first such payment due on the 1st day of July, 1996;

              (b) and yielding and paying as Basic Rent during the period commencing the 1st day of December, 1997 to and including the 30th day of June, 1998, the sum of $412,396.80 per annum, in lawful money of Canada, to be payable in equal consecutive monthly installments of $34,366.40 each. Each due in advance on the 1st day of each and every month during said period;

              (c) and yielding and paying as Basic Rent for the period commencing the 1st day of July 1998 to and including the 30th day of June, 2001 the sum of $455,354.80 per annum, in lawful money of Canada, to be payable in equal consecutive monthly installments of $37,946.23 each, each due in advance on the 1st day of each and every month during said period;

              (d) and yielding and paying as Basic Rent for the period commencing on the 1st day of July, 2001 to and including the 30th day of June, 2005, the sum of $498,312.80 per annum, in lawful money of Canada, to be payable in equal consecutive monthly installments of $41,526.07 each, each due in advance on the 1st day of each and every month during said period.

         The above Basic Rent is subject to adjustment in the event that the provisions of paragraph 5(g)(iii) or (iv) or 9(b) of Schedule "C" are applicable.

         Page 3C

         Add to Section 5 re:  Taxes

         5.   (a)(i)    In the event that Taxes are separately assessed to
                        the Tenant, the Tenant covenants to pay such Taxes as separately assessed together with its Proportionate Share of the Taxes applicable to the Common Areas and Facilities and shall also pay its Complex Proportionate Share of the Taxes applicable to the Shared Common Areas and Facilities, all without duplication, during each Year of the Term, to the Landlord as Additional Rent as hereinafter provided.

                (ii) In the event that the Tenant is not separately assessed for Taxes, then the Tenant covenants to pay its Proportionate Share of the Taxes applicable to Building A and to the Common Areas and Facilities and covenants to pay the Complex Proportionate Share of the Taxes applicable to the Shared Common Areas and Facilities, during each Year of the Term, to the Landlord as Additional Rent as hereinafter provided.

         Add to Section 5 re:  Taxes

              (f) In the event that the Tenant is not separately assessed for Taxes and in the event that different components of Building A are assessed differently, then the Tenant may not be paying the Proportionate Share of the Taxes applicable to Building A but, the Landlord, acting reasonably shall equitably apportion the Taxes assessed with respect to the different components of Building A as they are assessed differently, to the Tenant, and the payment of the same by the Tenant shall be governed by the provisions of Section 5, mutatis mutandis.

         Add to Section 6 re:  Operating Costs

              It is understood and agreed that the Tenant will pay the Tenant's Proportionate Share of the Operating Costs attributable to Building A and the Common Areas and Facilities and to pay the Tenant's Complex Proportionate Share of the Operating Costs attributable to the Shared Common Areas and Facilities, or attributable to Building A together with another component of the Complex, and Section 6 shall be read accordingly.

         Add as Section 6(c) the following:

              (c) Subject to paragraph 2(a) of Schedule "C," in the event that the Landlord does not contract out the management of the Complex or Building A and undertakes management itself, the Tenant shall pay as Additional Rent to the Landlord during such Year or part thereof and during each such Year or part thereof during the Term, a management fee to the Landlord equal to the sum of four per cent (4%) per annum of all Basic Rent (which includes the commission component and the Tenant Inducement component), and all Additional Rent during such Year or part thereof and during such Year or part thereof during the Term. The Landlord shall be entitled at any time or times in any Year, upon at least fifteen
                   (15) days' notice to the Tenant to require the Tenant to pay to the Landlord monthly, on the date for payment of monthly rental installments, as Additional Rent, an amount equal to one-twelfth (1/12th) of the amount estimated by the Landlord to be the amount payable for the said management fee for such year. All amounts received under this provision in any Year on account of the estimated amount of the said management fee shall be applied in reduction of the actual amount of the said management fee for such Year, the Tenant shall pay any deficiency to the Landlord as Additional Rent within fifteen (15) days following receipt by the Tenant of notice of the amount of such deficiency. If the amount received is greater than the actual management fee for such Year, the Landlord shall either refund the excess to the Tenant as soon as possible after the end of the Year in respect of which such payments were made, or at the Landlord's option shall apply such excess against any amounts owing or becoming due to the Landlord by the Tenant.

         Page 4A

                   Notwithstanding the foregoing, structural repairs for which the Landlord is responsible shall not include repair and replacement of the roof membrane which shall be included in Operating Costs as described in the definition thereof and shall not include the repair and replacement of glass walls which shall be included in Operating Costs.

         Recovery of
         Adjustments

                   7. The Landlord (in addition to any other right or remedy of the Landlord) shall have the same rights and remedies in the event of the default by the Tenant in payment of any amounts payable pursuant to paragraph 5 and 6 as the Landlord would have in the case of default in payment of rent.


         Tenant's
         Covenants:
                   8.   The Tenant covenants with the Landlord:

         Pay Rent       (a)  to pay Basic Rent and Additional Rent payable
                             by the Tenant to the Landlord under this lease.

         Utility Charges
         Bulbs, etc.  &
         Meters         (b)  (i)  and to pay all charges for telephone,
                                  electric current and all other utilities supplied to or used in connection with the Premises, and the total cost of any replacement of electric bulbs, tubes, starters and ballasts in the Premises.
                                  If there are no separate meters for
                                  measuring the consumption of such
                                  utilities, the Tenant shall pay to the
                                  Landlord, in advance by monthly
                                  installments as Additional Rent, such
                                  amount as may be reasonably estimated by the Landlord from time to time as the cost of such utilities for the Premises.
                                  In the event of any dispute between the
                                  Landlord and the Tenant as to the amount of such utility costs, the opinion of the Landlord's Architect shall be final and binding on the Landlord and the Tenant.
                                  The Tenant shall advise the Landlord
                                  forthwith of any installations,
                                  appliances or business machines used by
                                  the Tenant and consuming or likely to
                                  consume large amounts of electricity or
                                  other utilities and further on request
                                  shall properly provide the Landlord with a list of all installations, appliances and business machines used in the

                                  Premises, and the Landlord shall have the right to require the Tenant to install a separate meter at the Tenant's expense.

                            (ii) The Tenant covenants to pay for the cost of any metering which may be requested by the Tenant to be installed by the Landlord in the Building for the purpose of determining any utility (including electricity and water) consumed in the Premises or which may be required by the Landlord to measure excess usage of electricity or water.

                           (iii)  The Landlord shall have the exclusive
                                  right to attend to any replacement of
                                  electric light bulbs, tubes and ballasts in the Premises throughout the Term and any renewal thereof. The Landlord may adopt a system of relamping and reballasting periodically on a group basis in accordance with good practice.

         Maintain
         and
         Repair         (c)  to repair, maintain and keep the Premises in
                             good and substantial repair as a prudent owner would do, reasonable wear and tear and damage by fire and any other peril against which the Landlord is required under this lease to be insured, and structural repairs only excepted, and that the Landlord may enter and view state of repair; and that the Tenant will repair in accordance with notice in writing, reasonable wear and tear and damage by fire and any other insured peril, and structural repairs only excepted; and that the Tenant will leave the Premises in good repair, reasonable wear and tear and damage by fire and any other insured peril, only excepted; provided that if the Tenant neglects to so maintain or to make such repairs promptly alter notice, the Landlord may, at its option, do such maintenance or make such repairs at the expense of the Tenant, and in any and every such case the Tenant covenants with the Landlord to pay to the Landlord forthwith as Additional Rent all sums which the Landlord may have expended in doing such maintenance and making such repairs; provided further that the doing of such maintenance or the making of any repairs by the Landlord shall not relieve the Tenant from the obligation to maintain and repair;

         See Page 4A

         Repair Where
         Tenant At
         Fault          (d)  if the Building, including the Premises, the
                             elevators, boilers, engines, pipes and other apparatus (or any of them) used for the purposes of heating, ventilating or air-conditioning the Building or operating the elevators, or if the water pipes, drainage pipes, electric lighting or other equipment of the Building or the roof or outside walls of the Building get out of repalr or become damaged or destroyed through the wilful act, negligence, carelessness or misuse of the Tenant, its servants, agents, employees, or anyone permitted by the Tenant to be in the Building, or through it or them in any way stopping up or injuring the heating, ventilating or air-conditioning apparatus, elevators, water pipes, drainage pipes, or other equipment or part of the Building, the expense of the necessary repairs, replacements or alterations, shall be borne by the Tenant who shall pay the same to the Landlord forthwith upon demand;

         Assigning or
         SubLetting     (e)  not to assign this Lease or sublet or
                             franchise, license, grant concessions in, or otherwise part with or share possession of the Premises, or any part thereof, without the prior written consent of the Landlord; at the time the Tenant requests such consent the Tenant shall deliver to the Landlord such information in writing (the "required information") as the Landlord may reasonably require, including a copy of the proposed offer or agreement, if any, to assign or sublet or otherwise, the name, address, nature of business and evidence as to the financial strength of the proposed assignee or subtenant; upon receipt of such request and all required information, the Landlord shall have the right, exercisable within fourteen
                             (14) days alter such receipt, to terminate this Lease if the request relates to all of the Premises or, if the request relates to a portion of the Premises only, the Landlord shall have the right to terminate this Lease with respect to such portion and the rent payable by the Tenant under this Lease shall abate in the proportion that the area of the portion of the Premises for which this Lease is terminated bears to the area of the Premises. If the Landlord exercises such right, the Tenant shall surrender possession of the Premises or such portion thereof, as the case may be, not less than sixty (60) days and not more than ninety (90) days following the Landlord's notice of exercise of its right hereunder in accordance with all the provisions of this Lease relating to the surrender. If the Landlord does not exercise such right, then the Landlord's prior written consent shall not be unreasonably delayed or withheld. In no event shall any assignment or subletting to which the Landlord has consented release the Tenant from its obligations fully to perform all the terms, conditions and covenants of this Lease. The Tenant shall pay on demand the Landlord's reasonable costs incurred in connection with the Tenant's request for such consent. The Landlord's consent may be conditional upon the subtenant or assignee entering into a covenant with the Landlord in form satisfactory to the Landlord to observe and perform all tenant's covenants in the Lease. If the Tenant is a private corporation and any part or all of the corporate shares shall be transferred by sale, assignment, bequest, inheritance, operation of law or other dispositions or dispositions so as to result in a change in the control of the corporation, such change of control shall be considered an assignment of this Lease and shall be subject to the aforesaid provisions;
                             the Tenant shall make available to the
                             landlord upon its request for inspection and copying, all books and records of the Tenant, any assignee or subtenant and their respective shareholders which, alone or with other data, may show the applicability or inapplicability of this clause.

                             The foregoing is subject to the provisions of paragraph 4 and 19 of Schedule "C."

                             The Tenant shall not advertise or allow the Premises or a portion thereof to be advertised as being available for assignment, sublease or otherwise without the prior written approval of the Landlord to the form and content of such advertisement, which approval shall not be unreasonably withheld, provided that no such advertising shall contain any reference to the rental or the rental rate of the Premises;

         Rules and
         Regulations    (f)  that the Tenant and its employees and all
                             persons visiting or doing business with them on the Premises shall be bound by and shall observe and perform the Rules and Regulations and any further and other reasonable Rules and Regulations made hereafter by the Landlord of which notice in writing shall be given to the Tenant and all such Rules and Regulations shall be deemed to be incorporated into and form part of this Lease;

         Use of
         Premises       (g)  Subject to paragraph 4 and 19 of Schedule "C,"
                             not to use the Premises nor allow the Premises to be used for any purpose other than an office; and that if the costs of insurance on the Building shall be increased by reason of the use made of the Premises or by reason of anything done or omitted or permitted by the Tenant or by anyone permitted by the Tenant to be upon the Premises, the Tenant shall pay to the Landlord on demand as Additional Rent the amount of such increase; and if any insurance policy upon the Building shall be cancelled or be under notice of possible cancellation by the insurer by reason of the use or occupation of the Premises or any part thereof by the Tenant or any assignee or subtenant or by anyone permitted by the Tenant to be upon the Premises, the Landlord may at its option terminate this Lease and thereupon rent and any other payments for which the Tenant is liable under this Lease shall be apportioned and paid in full to the later of the date of such termination or the date on which actual possession is given up or taken, and the Tenant shall immediately deliver up possession of the Premises to the Landlord and the Landlord may re-enter and take possession of same;

         Observance
         of Law         (h)  in its use and occupation of the Premises, not
                             to violate any law or ordinance or any order, rule, regulation or requirement of any federal, provincial or municipal government and any appropriate department, commission, board or officer thereof, and to comply promptly and at the Tenant's sole cost with all of the foregoing;

         Waste and
         Nuisance       (i)  not to do or suffer any waste, damage,
                             disfiguration or injury to the Premises or the fixtures and equipment thereof or permit or suffer any overloading of the floors thereof;
                             and not to use or permit to be used any part of the Premises for any dangerous, noxious or offensive trade or business and not to cause or maintain any nuisance in, at or on the Premises or cause any annoyance, nuisance or disturbance to the occupiers or owners of any adjoining lands and/or premises;

         Entry by
         Landlord       (j)  to permit the Landlord and its servants or
                             agents to enter upon the Premises at any time and from time to time for the purpose of inspecting and making repairs, alterations or improvements to the Premises or the Building, and the Tenant shall not be entitled to any compensation for any inconvenience, nuisance or discomfort occasioned thereby;

         Indemnity      (k)  to promptly indemnify and save harmless the
                             Landlord from any and all liabilities,
                             damages, costs, claims, suits or actions arising out of: any breach, violation or non-observance by the Tenant of any of its covenants and obligations under the Lease; any damage to property while said property shall be in or about the Premises including the systems, furnishings and amenities thereof, as a result of the wilful or negligent act or omission of the Tenant, its invitees, licensees, agents, servants or employees; and any injury to any licensee, invitee, agent, servant or employee of the Tenant, including death resulting at any time therefrom, occurring on or about the Premises or the Building; and this indemnity shall survive the expiry or earlier termination of this Lease, in respect of any of the foregoing circumstances during the Term;

         Exhibiting
         Premises       (l)  to permit the Landlord or its agents to
                             exhibit the Premises to prospective tenants during the last six (6) months of the Term or any renewal thereof;

         Alterations    (m)  that the Tenant will not, without the prior
                             written consent of the Landlord, make or erect in or to the Premises any installations, alterations, additions, partitions, repairs or improvements, or do anything which might affect the proper operation of the electrical, lighting, heating, ventilating, air-conditioning, sprinkler, fire protection or other systems; the Tenant's request for consent shall be in writing and accompanied by an adequate description of the contemplated work, and where appropriate, working drawings and specifications therefor; the Landlord's costs of having its architects, engineers or others examine such drawings and specifications shall be payable by the Tenant upon demand as Additional Rent; the Landlord may require that any or all work to be done hereunder be done by the Landlord's contractors or workmen or by contractors or workmen engaged by the Tenant but first approved by the Landlord and shall be performed in subject to inspection by and the reasonable supervision of the Landlord and shall be performed in accordance with all laws and any reasonable conditions (including a reasonable supervision fee of the Landlord to be paid by the Tenant) or regulations imposed by the Landlord and completed in a good and workmanlike manner and with reasonable diligence in accordance with the approvals given by the Landlord; any connections of apparatus to the electrical system, plumbing lines, or heating, ventilating or air-conditioning systems shall be deemed to be an alteration within the meaning of this paragraph; the Tenant shall, at its own cost and before commencement of any work, obtain all necessary building or other permits and keep same in force and the Tenant shall promptly pay all charges incurred by it for any work, materials or services and shall forthwith discharge any liens resulting therefrom; if the Tenant fails to so discharge any liens, the Landlord may (but shall be under no obligation to) pay into court the amount required, or otherwise obtain a discharge of the lien in the name of the Tenant and any amount so paid together with all costs incurred in respect of such discharge shall be payable by the Tenant to the Landlord forthwith upon demand plus interest on all such amounts at the rate hereafter set out in this lease; the Tenant shall not create any mortgage, conditional sale agreement, or other encumbrance in respect of its leasehold improvements or trade fixtures nor shall the Tenant lease the same from any third party, nor permit any such encumbrance to attach to the Premises or to the Building;

         Interior Walls
         and Exterior
         Walls          (n)  that the Tenant will not deface or mark any
                             part of the building and will not permit any hole to be drilled or made or nails, screws, hooks or spikes to be driven into the exterior or interior walls, doors or floors or stone or brick work of the Building or any appurtenances thereof without the prior written consent of the Landlord;

                        (o) that the Tenant will not paint, place, affix, inscribe or display on any of the windows of the Premises or the Building or on any part of the outside or inside thereof, any sign, picture, direction, lettering, advertisement or notice without the prior written consent of the Landlord, and the Landlord shall have the right to prescribe the size, material, color, method of attachment, pattern and location of identification signs for the Tenant, on the Tenant ceasing to be a tenant of the Premises, the Landlord will cause any sign to be removed or obliterated, the Tenant shall be entitled to have one name shown upon the directory board or boards of the Building and any additional names or subsequent changes shall be paid for by the Tenant, but the Landlord shall in its sole discretion design the style of such identification and allocate the space on the directory board or boards therefor; the foregoing is subject to Section of Schedule "C";

         Name of
         Building       (p)  not to refer to the Building by any name or
                             names other than such name or names as may be designated from time to time by the Landlord, nor to use such name or names for any purpose other than that of the business address of the Tenant;

         Glass          (q)  the Landlord shall replace and the Tenant
                             shall pay to the Landlord on demand as
                             Additional Rent the cost of replacement with as good quality any glass on or within or in the walls or doors (exterior or interior) abutting or forming part of the Premises, which is broken during the Term or any renewals thereof, unless such breakage is solely the result of the negligence of the Landlord;

         Certificates   (r)  the Tenant will at any time and from time to
                             time, at no cost to the Landlord, and upon not less than ten (10) days' prior notice, execute and deliver to the Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (or if modified, stating the modifications and that the Lease is in full force and effect as modified), the amount of the annual rental then being paid hereunder, the dates to which the same, by instalment or otherwise, and other charges hereunder have been paid, whether or not there is any existing default on the part of the Landlord of which the Tenant has notice, and any other information reasonably required;

         Evidence of
         Payments       (s)  to produce to the Landlord upon request,
                             satisfactory evidence of the due payment by the Tenant of all payments required to be made by the Tenant under this Lease;

         Notice of
         Accidents      (t)  to notify the Landlord promptly and in writing
                             of any accident or damages to or defect in the Premises, the Building, or any part thereof including the heating, ventilating and air-conditioning apparatus, water and gas pipes, telephone lines, electrical apparatus or other building services;

         Tenant
         Insurance      (u)  At its expense to maintain in force (in
                             addition to the insurance coverage provided by the Landlord included under the operating costs provision paragraph in 2(f) during the term and any renewals thereof:

                             (i) comprehensive general liability insurance against claims for personal injury, death or property damage arising out of all operations of the Tenant, (including tenants' legal liability, personal liability, property damage and contractual liability to cover all indemnities and repair obligations) with respect to the business carried on in and from the Premises, in amounts required b the Landlord and any mortgagee of the Project or any part thereof from time to time but in no event less than Two Million Dollars per occurrence;

                            (ii)  all risks direct damage insurance
                                  covering all chattels and fixtures and
                                  all leasehold improvements,
                                  installations, additions and partitions
                                  made by the Tenant or by the Landlord at the Tenant's expense, in an amount equal to the full replacement value thereof; and,

                            (iii) such other forms of insurance as may be
                                  reasonably required by the Landlord and
                                  any mortgagee from time to time; and the tenant agrees to furnish upon request from the Landlord verification of compliance with the provisions of this paragraph.

         Surrender on
         Termination         (v)  at the expiration or sooner termination
                                  of the Term, to deliver up possession of the Premises to the Landlord, together with all fixtures or improvements which the Tenant is required or permitted to leave therein or thereon free of all rubbish and in a clean and tidy condition, and to deliver to the Landlord all keys and security devices;

         Fire and
         Safety              (w)  the Tenant acknowledges that it may be or
                                  become desirable or necessary for the
                                  Landlord to organize and coordinate
                                  arrangements within the Building for the safety of all tenants and occupants in the event of fire or similar event, and the Tenant, its employees, servants, agents and invitees shall cooperate and participate in any fire drills, evacuation drills and similar exercises as may be arranged or organized by the Landlord from time to time, and to hold the Landlord harmless from any personal or material loss, damage or injury arising therefrom; and

         Energy
         Conservation        (x)  to cooperate with the Landlord in
                                  conserving energy of all types in the
                                  Building, including complying at the
                                  Tenant's own cost with all reasonable
                                  requests and demands of the Landlord made
                                  with a view to energy conservation; any
                                  reasonable capital expenditures made by
                                  the Landlord in an effort to promote
                                  energy conservation shall be added to
                                  Operating Costs in the Year such
                                  expenditures are incurred.
         Quiet
         Enjoyment      9.   The Landlord covenants with the Tenant for
                             quiet enjoyment.

         Landlord's
         Covenants
         Heating & Air
         Conditioning   10.  The Landlord further covenants with the Tenant
                             as follows:

                             (a)  subject to any payment referred to in
                                  section 6 above required to be made by
                                  the Tenant in respect thereof, to provide heating of the Premises and to operate the air-conditioning and ventilating equipment to an extent sufficient to maintain a reasonable temperature therein at all times during Normal Business Hours except during the making of repairs; but should the Landlord default in so doing, the Landlord shall not be liable for indirect or consequential damages of any kind or damages for personal discomfort or illness by reason of the operation or non-operation of such equipment or otherwise;

                                  In the event that the Tenant requires
                                  heating or air-conditioning during other than Normal Business Hours, then the Tenant shall pay to the Landlord the cost of providing said additional heating and air-conditioning as may be reasonably determined by the Landlord; in accordance with Schedule "C."

         Taxes               (b)  subject to any payment referred to in
                                  section 5 above required to be made by
                                  the Tenant in respect thereof, to pay or cause to be paid any Taxes, the payment of which are not the responsibility of the Tenant under this Lease;

         Elevator            (c)  to furnish, except when repairs are being
                                  made, passenger elevator service during
                                  Normal Business Hours and limited
                                  elevator service at other times;
                                  operatorless and automatic elevator
                                  service if made available shall be deemed elevator service; and to permit the Tenant and its employees to have free use of such elevator service in common with others;

         Access              (d)  to permit the Tenant and its employees
                                  and all persons lawfully requiring
                                  communication with them access in common with others of the entrances, stairways, corridors and halls in the Building leading to the Premises and to have the use of the same during Normal Business
                                  Hours and during Non Normal Business
                                  Hours by the Building Security System;

         Washrooms           (e)  to permit the Tenant and its employees in
                                  common with others entitled thereto to
                                  use the washrooms in the Building which
                                  may be designated for the Premises;

         Janitor
         Services            (f)  to cause when reasonably necessary from
                                  time to time the floors to be swept and
                                  windows to be cleaned and the desks,
                                  tables and other furniture of the Tenant to be dusted all in keeping with a first-class office building but with the exception of the obligation to cause such work to be done, the Landlord shall not be responsible for any act of omission or commission on the part of the person or persons employed to perform such work;
                                  such work shall be done at the Landlord's direction without interference by the
                                  Tenant, his servants or employees.  The
                                  Tenant acknowledges that the Landlord
                                  shall be relieved from the foregoing
                                  obligations in respect of any part of the Premises to which access in not granted to the person or persons employed or retained to do such work.

         Fixtures 11. Provided that the Tenant may remove its fixtures and chattels if and only if all rent and other charges due or to become due are fully paid; provided further, however, that all leasehold improvements, installations, additions, partitions and fixtures (other than trade or tenant's fixtures in or upon the Premises, which terms shall in no case include any heating, ventilating and air-conditioning equipment or other building services or carpeting) whether placed there by the Tenant or the Landlord, shall be the Landlord's property upon the termination of this Lease without compensation therefor to the Tenant and shall not be removed from the Premises at any time either during or after the Term.

                   Notwithstanding anything herein contained the Landlord shall be under no obligation to replace, repair or maintain such leasehold improvements, installations, additions, partitions and fixtures.

         Damage or
         Destruc-
         tion      12.  (a)  If the Premises or any portion thereof are
                             damaged or destroyed by fire or by other casualty against which the Landlord is required to be insured, rent shall abate in proportion to the area of that portion of the Premises which, in the reasonable opinion of the Landlord, is thereby rendered unfit for the purposes of the Tenant until the Premises are repaired and rebuilt and the Landlord agrees that it will, with reasonable diligence, repair and rebuild the Premises.
                             The Landlord's obligation to rebuild and restore the Premises shall not include the obligation to rebuild, restore, replace or repair any chattel, fixture, leasehold improvement, installation, addition or partition in respect of which the Tenant is to maintain insurance under section 8(u), or any other thing that is the property of the Tenant
                             (in this clause collectively called" Tenant's
                             Improvements"); the Premises shall be deemed restored and rebuilt and fit for the Tenant's purposes when the Landlord's Architect certifies that they have been substantially restored and rebuilt to the point where the Tenant could occupy them for the purpose of rebuilding, restoring, replacing or repairing the Tenant's Improvements; the issuance of the certificate shall not relieve the Landlord of its obligation to complete the rebuilding and restoration as aforesaid, but the Tenant shall forthwith after issuance of the certificate proceed to rebuild, restore, replace and repair the Tenant's Improvements, and the provisions of section 8 (m) shall apply to such work, mutatis mutandis; See Page 7A.

                        (b) Notwithstanding section 12(a), if the Premises or any portion thereof are damaged or destroyed by any cause whatsoever and cannot in the reasonable opinion of the Landlord be rebuilt or made fit for the purposes of the Tenant as aforesaid within ninety (90) days of the damage or destruction, the Landlord instead of rebuilding or making Premises fit for the Tenant may, at its option, terminate this lease by giving to the Tenant within thirty (30) days alter such damage or destruction notice of termination and thereupon rent and any other payments for which the Tenant is liable under this Lease shall be apportioned and paid to the date of such damage and the Tenant shall immediately deliver up possession of the Premises to the Landlord;

                        (c) Irrespective of whether the Premises or any portion thereof are damaged or destroyed as aforesaid, in the event that fifty per cent (50%) or more, as determined by the Landlord, of the Building, is damaged or destroyed by any cause whatsoever, and if, in the reasonable opinion of the Landlord such area cannot be rebuilt or made fit for the purpose of the tenants thereof within one hundred and eighty (180) days of such damage or destruction, the Landlord may at its option terminate this Lease by giving to the Tenant within thirty (30) days after such damage notice of termination requiring vacant possession of the Premises sixty (60) days after delivery of the notice of termination and thereupon rent and any other payments for which the Tenant is liable under this Lease shall be apportioned and paid to the date on which vacant possession is given and the Tenant shall deliver up possession of the Premises to the Landlord in accordance with such notice of termination.

         Expansion,
         Alteration 13. The Landlord shall have the right to enter into the
                        Premises and to bring its workmen and materials thereon to make additions, alterations, improvements, installations and repairs to the Lands, the Building, and the common areas and services thereof as such may exist from time to time, including the right to erect new buildings and facilities. The Landlord may cause such reasonable obstructions and interference with the use and enjoyment of the Lands, the Building and the Premises as may be necessary for the purposes aforesaid and may interrupt or suspend the supply of electricity, water of other utilities or services when necessary and until the additions, alterations, improvements, installations or repairs have been completed, and there shall be no abatement in rent nor shall the Landlord be liable by reason thereof, provided all such work is done as expeditiously as reasonably possible. The Landlord shall have the right to use, install, maintain and repair pipes, wires, ducts, shafts or other installations in, under or through the Premises for or in connection with the supply of any services to the Premises or any other premises in the Building. The Landlord further reserves the right to monitor access to any of the parking areas by means of barriers, control booths or any other method which the Landlord deems proper. The Landlord reserves the right to change the location, layout or size of the parking area and to charge for the use of parking spaces, except as expressly set out in this Lease.

         Injuries,
         Loss and
         Damage    14.  The Landlord shall not be responsible in any way
                        for any injury to any person (including death) or for any loss of or damage to any property belonging to the Tenant or to other occupants of the Premises or to their respective invitees, licensees, agents, servants or other persons from time to time attending at the Premises while such person or property is in or about the Lands, the Premises, the Building, or any areaways, parking areas, lawns, sidewalks, steps, truckways, platforms, corridors, stairways, elevators or escalators in connection therewith, including without limiting the foregoing, any loss or damage to any property caused by theft or breakage, or by steam, water, rain or snow or for any loss or damage caused by or attributable to the condition or arrangements of any electric or other wiring or for any damage caused by smoke or anything done or omitted to be done by any other tenant of premises in the Building or for any other loss whatsoever with respect to the Premises, goods placed therein or any business carried on therein.

         Page 7A - Add to the end of Section 12(a):


         ** The Tenant shall restore the Premises and reinstate all leasehold improvements at its own expense; without limiting the generality of the foregoing, the Landlord shall not be obligated to provide any tenant allowance or tenant inducement to assist the Tenant in rebuilding, restoring, replacing or repairing the Tenant's Improvements, regardless of whether or not the Landlord had originally provided any tenant allowance or tenant inducement in respect thereof.

         Impossibility
         Unavoidable
         Delays    15.  Whenever and to the extent the Landlord is unable
                        to fulfil or shall be delayed or restricted in the fulfillment of any obligation hereunder by reason of being unable to obtain the material, goods, equipment, service, utility or labor required to enable it to fulfil such obligation or by reason of any statute, law, regulation, by-law or order or by reason of any other cause beyond its reasonable control, whether of the same nature as the foregoing or not, the Landlord shall be relieved from the fulfillment of such obligation and the Tenant shall not be entitled to compensation for any inconvenience, nuisance or discomfort thereby occasioned. There shall be no deduction from the rent or other moneys payable hereunder by reason of any such failure or cause.

         Re-Entry  16.  PROVISO for re-entry by the said Landlord on non-payment of rent or non-performance of covenants.

         Bankruptcy,
         etc.      17.  Provided further that in case without the written
                        consent of the Landlord, the Premises shall be used by any other person than the Tenant or for any other purpose than that for which the same were let or in case the Premises shall be vacated or remain unoccupied for fifteen (15) days, or in case the Term or any of the goods and chattels of the Tenant shall be at any time seized in execution or attachment by any creditor of the Tenant or the Tenant shall make any assignment for the benefit of the creditors or any bulk sale or become bankrupt or insolvent or take the benefit of any Act now or hereafter in force for bankrupt or insolvent debtors, or, if the Tenant is a corporation and any order shall be made for the winding-up of the Tenant, or other termination of the corporate existence of the Tenant, then in any such case this Lease shall, at the option of the Landlord, cease and determine and the Term shall immediately become forfeited and void and the then current months' rent and the next ensuing three (3) month's rent
                        (including in both cases all other amounts payable as Additional Rent) shall immediately become due and be paid and the Landlord without prejudice to any claim for damages for any antecedent breach of covenant, may re-enter and take possession of the

                        Premises as though the Tenant or other occupant or occupants of the Premises was or were holding over after the expiration of the Term without any right whatever.

         Distress  18.  The Tenant waives and renounces the benefit of any present or future statute taking away or limiting the Landlord's right of distress, and covenants and agrees that notwithstanding any such statute none of the goods and chattels of the Tenant on the Premises at any time during the Term shall be exempt from levy by distress for rent in arrears.

         Entry as
         Agent     19.  deleted in original

         Right of
         Term-
         ination   20.  deleted in original

         Non-
         waiver    21.  No condoning, excusing or overlooking by the
                        Landlord or any default, breach or non-observance by the Tenant at any time or times in respect of any covenant, proviso or condition herein contained shall operate as a waiver of the Landlord's rights hereunder in respect of any continuing or subsequent default, breach or non-observance, or so as to defeat or affect in any way the rights of the Landlord herein in respect of any such continuing or subsequent default or breach, and no waiver shall be inferred from or implied by anything done or omitted by the Landlord save only express waiver in writing. All rights and remedies of the Landlord in this Lease contained shall be cumulative and not alternative.

         Over-
         holding   22.  If the Tenant shall continue to occupy all or part
                        of the Premises after the expiration of this Lease with the consent of the Landlord, and without any further written agreement, the Tenant shall be a monthly tenant at the basic monthly rental payable during the last year of this Lease and otherwise on the terms and condition herein set out except as to length of tenancy.

         Landlord
         Performing
         Tenant's
         Covenants 23.  If the Tenant fails to perform or cause to be performed any of the covenants or obligations of the Tenant herein, the Landlord shall have the right (but shall not be obligated) to perform or cause to be performed and to do or cause or be done such things as may be necessary or incidental thereto (including without limiting the foregoing, the right to make repairs, installations, erections and expend moneys) and all payments, expenses, charges, fees and disbursements incurred or paid by or on behalf of the Landlord in respect thereof shall be paid by the Tenant to the Landlord forthwith upon demand.

         Payments to
         Landlord  24.  All payments to be made by the Tenant under this
                        Lease shall be made, at such place or places as the Landlord may designate in writing, and to the Landlord or to such agent of the Landlord as the Landlord shall from time to time direct. The Tenant shall pay the Landlord interest on all overdue rentals including Basic Rent and Additional Rent or other amounts, all such interest to be calculated from the date upon which the amount is first due or demanded until actual payment thereof and at a rate of five (5%) per cent per annum in excess of the minimum lending rate to prime commercial borrowers from time to time current at chartered banks in the municipality in which the building is situate.


         Recovery
         of Adjust-
         ments     25.  The Landlord shall have (in addition to any other
                        right or remedy of the Landlord) the same rights and remedies in the event of default by the Tenant in payment of any amount payable by the Tenant hereunder, as the Landlord would have in the case of default in payment of rent.

         Registration
         & Planning
         Act       26.  (a)  The Tenant covenants and agrees with the
                             Landlord that the Tenant will not register or record this Lease against the title to the Lands, except by way of notice.

                             (b)  Where applicable, this Lease shall be
                                  subject to the condition that it is
                                  effective only if The Planning Act is
                                  complied with.  Pending such compliance
                                  the Term, and any renewal periods, shall be deemed to be for a total period of one
                                  (1) day less than the maximum lease term permitted by law without such compliance.

         Mortgages 27.  Subject to Section 25 of Schedule "C" at the option of the Landlord, this Lease shall be subject and subordinate to any and all mortgages, charges and deeds of trust, which may now or at any time hereafter affect the Premises in whole or in part, or the Lands, Building whether or not any such mortgage, charge or deed of trust affects only the Premises or the Lands, the building or affects other premises as well. On request at any time and from time to time of the Landlord or of the mortgagee, chargee or trustee under any such mortgage, charge or deed of trust, the Tenant shall promptly, at no cost to the Landlord or mortgagee, chargee or trustee;

                        (a) attorn to such mortgagee, chargee or trustee and become its tenant of the Premises or the Tenant of the Premises of any purchaser from such mortgagee, chargee or trustee in the event of an exercise of any permitted power of sale contained in any such mortgage, charge or deed of trust for the then unexpired residue of the Term on the terms herein contained, and/or

                        (b) postpone and subordinate this Lease to such mortgage, charge or deed of trust to the intent that this Lease and all right, title and interest of the Tenant in the Premises shall be subject to the rights of such mortgagee, chargee or trustee as fully as if such mortgage, charge or deed of trust had been executed and registered and the money thereby secured had been advanced before the execution of this Lease (and notwithstanding any authority or consent of such mortgagee, or trustee, express or implied, to the making of this Lease).

                             Any such attornment or postponement and
                             subordination shall extend to all renewals, modifications, consolidations, replacements and extension of any such mortgage, charge or deed of trust and every instrument supplemental or ancillary thereto or in implementation thereof. The Tenant shall forthwith execute any instruments of attornment or postponement and subordination which may be so requested to give effect to this section.

         Assignment
         Landlord  28.  If the Landlord sells or leases the Lands, the
                        Building or any part thereof, or assigns this Lease, and to the extent that the purchaser, lessee or assignee is responsible for compliance with the covenants and obligations of the Landlord hereunder, the Landlord without further written agreement will be discharged and relieved of liability under the said covenants and obligations.

         Captions  29.  The captions appearing in the margin of this Lease have been inserted as a matter of convenience and for reference only and in no way define, limit or enlarge the scope of meaning of this Lease nor any of the provisions hereof.

         Guarantee 30.  deleted in original
         (if
         applicable)

         Notice    31.  (a)  Any notice, request, statement or other
                             writing pursuant to this Lease shall be deemed to have been given if Notice sent by registered prepaid post as follows:

                             TO THE LANDLORD

                                            8 Vinci Crescent
                                            Downsview, Ontario M3H 2Y7

                             or such other address as the Landlord shall notify the Tenant in writing any time or from time to time; TO THE TENANT -- at the Premises and such notice shall be deemed to have been received by the Landlord, Tenant as the case may be, on the third business day after the date on which it shall have been so mailed (in the event that there is an interruption of postal service, the aforesaid period shall be extended for a period equivalent to the period of interruption).

                             (b)  Notice shall also be sufficiently given
                                  if and when the same shall be delivered, in the case of notice to Landlord, to an executive officer of the Landlord, and in the case of notice to the Tenant, to him personally or to an executive officer of the Tenant if the Tenant is a corporation. Such notice, if delivered, shall be conclusively deemed to have been given and received at the time of such delivery. If in this Lease two or more persons are named as Tenant, such notice shall also be sufficiently given if and when the same shall be delivered personally to any one of such persons. Provided that either party may, by notice to the other, from time to time designate another address in Canada to which notices mailed more than ten (10) days thereafter shall be addressed.

         Effect of
         Lease     32.  This indenture and everything herein contained
                        shall extend to and bind and may be taken advantage of by the respective heirs, executors, administrators, successors and assigns, as the case may be, of each and every of the parties hereto, subject to the granting of consent by the Landlord as provided herein to any assignment or sublease, and where there is more than one tenant or there is a female party or a corporation, the provisions hereof shall be read with all grammatical changes thereby rendered necessary and all covenants shall be deemed joint and several.

         Interpretation
         of Lease  33.  All of the Provisions contained in this Lease are to be construed as covenants and agreements and if any provision is illegal or unenforceable, it shall be considered separate and severable from the remaining provisions, which shall remain in force and be binding upon the Landlord and the Tenant.

         Time of
         Essence   34.  Time shall be of the essence of this Lease.

         Law       35.  This Lease shall be governed by and construed in
                        accordance with the laws of the Province of Ontario.

         Intent of
         Lease     36.  This is a carefree lease and it is the mutual
                        intention of the parties hereto that the basic rent herein provided to be paid shall be net to the Landlord and clear of all taxes, costs and charges arising from or relating to the lands and building in that the Tenant shall bear its proportionate share of all costs of and be responsible for all matters in relation to the operation, maintenance and repair of the lands and building (save as otherwise provided herein) including and without limiting the generality of the foregoing the Tenant's proportionate share of taxes and operating costs. Charges of a kind personal to the Landlord such as taxes on the income of the Landlord, Corporation Tax, estate and inheritance tax and similar taxes, principal and interest payments to be made by the Landlord in satisfaction of mortgages now or hereinafter registered against the said lands and building shall not be the responsibility or obligation of the Tenant.

                   37. Schedule "A," "B," "C," "E" and "F" and Rules and Regulations attached form part of this Lease.

                   38. The Landlord entering into this Lease transaction is conditional upon the following occurring contemporaneously with the execution of this Lease by the Tenant.

                             (a)  Saville Systems PLC executing and
                                  delivering to the Landlord the Indemnity in form attached as Schedule "E" hereto, and

                             (b)  Saville Systems PLC delivering four
                                  copies of an opinion of its Irish counsel addressed to the Landlord, its solicitors, Aird & Berlis, 3170497 Canada Inc. and its solicitors, Gardiner, Roberts, in form attached as Schedule "F."

         IN WITNESS WHEREOF the parties hereto have executed this lease.

         SIGNED, SEALED AND DELIVERED
         in the presence of                      ORFUS INVESTMENTS


                                            BY   /s/ HOWARD ORFUS
                                              ------------------------


                                            SAVILLE SYSTEMS CANADA, LTD.


                                            BY /s/ MARC J. VENATOR
                                              ------------------------
                                              Authorized Signing Officer


                                            MARC J. VENATOR, CFO TENANT CS
                                              ------------------
                                            Authorizing Signing Officer

                                RULES AND REGULATIONS


         1. The Tenant shall not place or permit to be placed or left in or upon any part of the Building outside of the Premises, or in or upon any part of the Building of which the Premises form a part, any debris or refuse.

         2. The Landlord shall permit the Tenant and the Tenant's employees and all persons lawfully requiring communication with them to have the use during Normal Business Hours in common with others entitled thereto of the main entrance and the stairways, corridors, elevators or other mechanical means of access leading to the Premises. At times other than during Normal Business Hours the Tenant and the employees of the Tenant and persons lawfully requiring communication with the Tenant shall have access to the Building and to the Premises.

         3. The Landlord shall permit the Tenant and the employees of the Tenant in common with others entitled thereto, to use the washrooms on the floor of the Building on which the Premises are situated or, in lieu thereof, those washrooms designated by the Landlord, save and except when the general water supply may be turned off from the public main or at such other times when repair and maintenance undertaken by the Landlord shall necessitate the non-use of the facilities.

         4. The Tenant shall not permit any cooking in the Premises without the written consent of the Landlord.

         5. The sidewalks, entries, passages, escalators, elevators and staircases shall not be obstructed or used by the Tenant, its agents, servants, contractors, invitees or employees for any purpose other than ingress to and egress from the offices. The Landlord reserves entire control of all parts of the Building employed for the common benefit of the tenants and without restricting the generality of the foregoing, the sidewalks, entries, corridors and passages not within the Premises, washrooms, lavatories, air-conditioning closets, fan rooms, janitor's closets, electrical closets and other closets, stairs, escalators, elevator shafts, flues, stacks, pipe shafts and ducts and shall have the right to place such signs and appliances therein, as it may deem advisable, provided that ingress to and egress from the Premises is not unduly impaired thereby.

         6. The Tenant, its agents, servants, contractors, invitees or employees, shall not bring in or take out, position, construct, install or move any safe, business machinery or other heavy machinery or equipment or anything liable to injure or destroy any part of the Building without first obtaining the consent in writing of the Landlord. In giving such consent, the Landlord shall have the right in its sole discretion, to prescribe the weight permitted and the position thereof, and the use and design of planks, skids, or platforms, to distribute the weight thereof. All damage done to the Building by moving or using any such heavy equipment or other office equipment or furniture shall occur only by prior arrangement with the Landlord. No Tenant shall employ anyone to do its moving in the Building other than the staff of the Building, unless permission to employ anyone else is given by the Landlord and the reasonable cost of such moving shall be paid by the Tenant. Safes and other heavy office equipment and machinery shall be moved through the halls and corridors only upon steel bearing plates. No freight or bulky matter of any description will be received into the Building or carried in the elevators except during hours approved by the Landlord.

         7. The Tenant shall not place or cause to be placed any additional locks upon any doors of the Premises without the approval of the Landlord and subject to any conditions imposed by the Landlord. Two keys shall be supplied to the Landlord for each door to the Leased Premises and all locks shall be standard to permit access to the Landlord's master key. If additional keys are requested, they must be paid for by the Tenant. No one, other than the Landlord's staff will have keys to the outside entrance doors of the Building,

         8. The water closets and other water apparatus shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags, ashes or other substances shall be thrown therein. Any damage resulting by misuse shall be borne by the Tenant by whom or by whose agents, servants, or employees the same is caused. The Tenant shall not let the water run unless it is in actual use, and shall not deface or mark any part of the Building, or drive nails, spikes, hooks, or screws into the walls or woodwork of the Building.

         9. The Tenant shall not do or permit anything to be done in the Premises, or bring or keep anything therein which will in any way increase the risk of fire or the rate of fire insurance on the said Building or on property kept therein, or obstruct or interfere with the rights of other tenants or in any way injure or annoy them or the Landlord, or violate or act at variance with the laws relating to fires or with the regulations of the Fire Department, or with any insurance upon said Building or any part thereof, or violate or act in conflict with any of the rules and ordinances of the Board of Health or with any statute or municipal by-law.

         10. No one shall use the Premises for sleeping apartments or residential purposes, or for the storage of personal effects or articles other than those required for business purposes.

         11. The Tenant shall permit window cleaners to clean the windows of the Premises during Normal Business Hours.

         12. Canvassing, soliciting and peddling in or about the Building and in the parking area are prohibited.

         13. The Tenant shall not receive or ship articles of any kind except through facilities, and designated doors and at hours designated by the Landlord and under the supervision of the Landlord.

         14. It shall be the duty of the respective tenants to assist and cooperate with the Landlord in preventing injury to the premises demised to them respectively.

         15. No inflammable oils or other inflammable, dangerous or explosive materials save those approved in writing by Landlord's insurers shall be kept or permitted to be kept in the Premises.

         16. No bicycles or other vehicles shall be brought within the Building without the consent of the Landlord.

         17. No animals or birds shall be brought into the Building without the consent of the Landlord.

         18. The Tenant shall not install or permit the installation or use of any machine dispensing goods for sale in the Premises or the Building or permit the delivery of any food or beverage to the Premises without the approval of the Landlord or in contravention of any regulations fixed or to be fixed by the Landlord. Only persons authorized by the Landlord shall be permitted to deliver or to use the elevators in the Building for the purpose of delivering food or beverages to the Premises.

         19. If the Tenant desires telegraphic or telephonic connections, the Landlord will direct the electricians as to where and how the wires are to be introduced, and without such directions no boring or cutting for wires will be permitted. No gas pipe or electric wire will be permitted which has not been ordered or authorized by the Landlord. No outside radio or television materials shall be allowed on the Leased Premises without authorization in writing by the Landlord.

         20. The Tenant shall not cover or obstruct any of the skylights and windows that reflect or admit light into any part of the Building except for the proper use of approved blinds and drapes.

         21. Any hand trucks, carryalls, or similar appliances used in the Building with the consent of the Landlord, shall be equipped with rubber tires, slide guards and such other safeguards as the Landlord shall require.

         22. The Tenant shall not permit undue accumulations of garbage, trash, rubbish or other refuse within or without the Premises or cause or permit objectionable odors to emanate or be dispelled from the Leased Premises.

         23. The Tenant shall not place or maintain any supplies or other articles in any vestibule or entry of the Premises, on the footwalks adjacent thereto or elsewhere on the exterior of the Premises or the Building.

         24. The Landlord shall have the right to make such other and further reasonable rules and regulations as in its judgment may from time to time be needful for the safety, security, care and cleanliness of the Building, and for the preservation of good order therein, and the same shall be kept and observed by the Tenants, their clerks and servants.

         25. The Tenant agrees to the foregoing Rules and Regulations, which are hereby made a part of this Lease, and each of them, and agrees that for such persistent infraction of them, or any of them, as determined by a competent court having jurisdiction be calculated to annoy or disturb the quiet enjoyment of any other tenant, or for gross misconduct upon the part of the Tenant, or any one under it, the Landlord may declare a forfeiture and cancellation of the accompanying Lease and may demand possession of the Premises upon one (1) week's notice.

                                   SCHEDULE "A"



       Attached to and forming part of a Lease between ORFUS INVESTMENTS as Landlord, and SAVILLE SYSTEMS CANADA, LTD. as Tenant



              Town of Markham, Regional Municipality of York consisting of Part of Lots 3 and 4 and all of Lot 5, Plan 65M-2326, designated as Parts 5, 6, 8 and 9 on 65R-14021

                                   SCHEDULE "B"



       Schedule B depicts the layout of the leased space on the fifth floor and on the sixth floor at 675 Cochrane Drive, West Tower.

                                    SCHEDULE "C"


         To a lease made the 25th day of April, 1996 between Orfus Investments as Landlord and Saville Systems Canada, Ltd. as Tenant.


         1.   TENANT'S INSURANCE

              Tenant covenants that, with respect to policies of Tenant's insurance as required pursuant to Section 8(u) of the Lease, that such policies shall include provisions showing the Landlord as named insured in the policy and requiring that the insurer provide at least thirty (30) days' written notice to the Landlord prior to termination or material amendment to the policy during the lease term or any renewal or extension thereof. Tenant shall, forthwith upon demand, deliver to Landlord evidence of such insurance policies by way of a certificate from the insurer.

              Every such policy of insurance shall contain a waiver by the insurer of any rights of subrogation or indemnity or any other claim over against the Landlord or the agents or employees of the Landlord. If Tenant shall fail to take out or keep in force such insurance as is required hereunder, or if the evidence submitted therefor is unacceptable to the Landlord pursuant to this Lease, then the Landlord may, but shall not be obliged to, obtain some or all such insurance, and the Tenant shall pay all premiums or other reasonable expenses incurred by the Landlord as a result thereof on demand, as rent.

              The Tenant shall furnish to the Landlord, upon request, evidence as to the full replacement cost of the Tenant's fixtures, furniture and equipment, and Tenant shall ensure that the insurance coverage under Section 8(u)(ii) is adequate to cover such fixtures, furniture and equipment.

              Landlord's right of termination in Section 8(g) shall apply only if Tenant does not rectify the cause of insurance cancellation (to the effect that the Landlord is enabled to insure as before) within 72 hours of written notice from Landlord to do so.

              Landlord shall insure Building A against risk of fire and other property damage and shall maintain liability insurance and such amounts and for such risks as would a reasonably prudent landlord of a similar property. The costs of such insurance shall be included in Operating Costs.

         2.   ADDITIONAL RENT

              (a) The Landlord agrees that Operating Costs, Taxes and hydro, plus, if applicable, management fees provided for in Section 6(c), for the Landlord's fiscal year ending April 30, 1996 will not exceed Ten Dollars and Twenty-Three Cents ($10.23) per sq.ft. of the Rentable Area of the Premises. The Landlord further warrants and represents and agrees that the Operating Costs (which is for the Landlord's fiscal year ending April 30, 1996, Five Dollars and Eighty-One Cents ($5.81) per sq.ft. of the Rentable Area of the Premises) which does not include hydro or Taxes but does include management fees provided for in Section 6(c), if applicable, plus the cost of replacement of electric bulbs, tubes, starters and ballasts in the Premises, shall not, during the term of this Lease, excluding any extension or renewal periods, exceed the lesser of

                   (i) the actual amount incurred for said costs per square foot of Rentable Area of the Premises, and

                   (ii) the following amounts:

                        I    Year 1 $6.10 per square foot

                        II   Year 2 $6.41 per square foot

                        III  Year 3 $6.73 per square foot

                        IV   Year 4 $7.06 per square foot

                        V    Year 5 $7.42 per square foot

                        VI   Year 6 $7.79 per square foot

                        VII  Year 7 $8.18 per square foot

                        VIII Year 8 $8.58 per square foot

                        IX   Year 9 $9.01 per square foot

                   Reference to "Year" shall be to the particular Year or portion thereof in the initial term following the commencement date of the term of that part of the Premises located on the 6th Floor of Building A.

                   Hydro and Taxes will not be capped.

              (b) HVAC supplied to the Premises during Normal Business Hours shall be included in Operating Costs, and subject to the limitation on Operating Costs set out above in subparagraph
                   (a). After Normal Business Hours HVAC shall be available at all times to Tenant with prior arrangement, at a cost which is now estimated to be One Dollar and Twenty-Five Cents ($1.25) per heat pump per hour.

              (c) Landlord shall provide Tenant annually, an unaudited statement of Additional Rent within 180 days of the end of each Year. Said statement shall be completed by a certified accountant or other independent qualified financial person. The Landlord or the Tenant as the case may be has the right to remedy any differences between said statements and the Additional Rent paid by the Tenant to the Landlord in the previous Year, within 30 days of the statement being delivered.

         3.   GOODS AND SERVICES TAX ("GST")

              The Tenant covenants with the Landlord to pay, to the person or authority to whom they are payable, on or before the due date thereof, any and all sales or services taxes on the Tenant's Premises, however designated, which are levied, imposed or assessed by lawful authority and whether they are levied, imposed or assessed against the Landlord or the Tenant. The Tenant further covenants to indemnify and save the Landlord harmless from any and all liability, costs, expenses or penalties incurred by the Landlord as a result of such sales or services taxes. The Landlord will comply with all provisions of the Goods and Services Tax legislation.

              In connection with GST, the Tenant covenants to pay the Landlord when due, in addition to all other amounts payable under this Lease, any goods and services tax ("GST") which shall be applicable to, or which may be assessed, imposed or levied against the Basic Rent and/or Additional Rent payable hereunder and all such GST shall be collectable hereunder in the same manner as rent.

              The obligations of the Tenant in this paragraph 3 shall survive the expiration or the termination of this Lease.

         4.   USE OF THE PREMISES

              Notwithstanding the provisions of paragraph 8(g) of the Lease:

              (a) The Tenant shall, subject to what is hereinafter provided, use the Premises for business offices and as a 24 hour data centre and if applicable, all other uses permitted by prevailing municipal by-laws, subject however to paragraph 4(b)(ii) below.

              (b) The Tenant shall ensure that during the Term and any renewal or extension thereof, no part of the Premises may be used:

                   (i) (except by Saville Systems Canada, Ltd.,) by anyone in the primary business of marketing, financing and/or servicing computers, computer software, hardware or related material or products, considered a competitor by Digital Equipment of Canada Limited, ("Digital") named on a list by Digital from time to time, the most current list being that set forth in Schedule "D". The Tenant acknowledges that Digital has the right to provide an updated list annually to the Landlord setting forth no more than ten (10) entities which Digital considers to be a competitor and that the Landlord has covenanted with Digital not to lease directly or indirectly by sublet, assignment or otherwise, any premises in Building A to tenants considered to be competitors of Digital as aforesaid. The Tenant acknowledges that the Landlord shall have no obligation to provide such annual updated list to the Tenant but shall provide same upon request of the Tenant;

                   (ii) by any agency or organization providing social services to the public at large at Building A; and/ or

                   (iii) by anyone which carries on a business at Building A not consistent with a first-class building.

         5.   LEASEHOLD IMPROVEMENTS

              (a) The Landlord agrees that the Tenant shall be entitled to use all leasehold improvements existing as of the date hereof at the Premises. The Tenant may demolish any of such existing leasehold improvements as it sees fit (the "Demolition"), subject to what is hereinafter provided.

              (b)  (i)    The Landlord will pay to the Tenant, once only as a
                          contribution towards the costs of leasehold improvements and the Demolition, as hereinafter provided, an amount up to $20.00 per square foot of Rentable Area which shall be $429,580 for that part of the Premises constituting the 6th floor of Building A (the "6th Floor Premises").

                   (ii) Provided that the Landlord, acting reasonably,
                        determines that the financial condition of the Tenant and Saville Systems PLC is no worse than that existing as of the date hereof, which determination is to be made no later than the 1st day of September, 1997, and, provided further that the Tenant has not been in material default of any financial obligations under this Lease, then the Landlord will pay to the Tenant, once only as a contribution towards the costs of leasehold improvements and the Demolition, as hereinafter provided, an amount up to $20.00 per square foot of Rentable Area which shall be $429,580 for that part of the Premises constituting the 5th floor of Building A (the "5th Floor Premises").

                        The Tenant and Saville Systems PLC shall provide to the Landlord up-to-date financial information.

              (c) All payments made by the Landlord towards the cost of leasehold improvements and the demolition shall be for the purposes of Demolition aforesaid and otherwise used solely for leasehold improvements at the Premises and may not be utilized towards the cost of furniture, equipment or any other cost or expense which is not a leasehold improvement for the Premises.

              (d) Any costs in excess of $20.00 per square foot of Rentable Area of the Premises shall be payable by the Tenant, it being intended that the leasehold improvement allowance for that part of the Premises constituting the 6th Floor Premises is $429,580 and the leasehold improvement allowance for that part of the Premises constituting the 5th Floor Premises is $429,580 (in each case based on the assumption that each such part of the Premises is 21,479 square feet of Rentable Area). If no leasehold improvement allowance is payable by the Landlord in respect of the 5th Floor Premises all costs for the 5th Floor Premises shall be payable by the Tenant.

              (e) The Landlord agrees to provide two written estimates from reputable contractors for the leasehold improvements to be installed at the 6th Floor Premises and at the 5th Floor Premises. The Tenant shall have the right to select either of the contractors which have given the written estimates.

              (f) Provided that the Landlord delivers the letter of credit referred to in paragraph 6 below, the Tenant shall sign the construction contracts for the Demolition (if applicable) and the installation of leasehold improvements at the 6th Floor Premises and when applicable, at the 5th Floor Premises.

              (g)  (i)  Upon completion of the construction of leasehold improvements for the 6th Floor Premises, the Tenant shall provide to the Landlord a summary of the actual costs for the leasehold improvements plus Demolition, if applicable, for the 6th Floor Premises.

                   (ii) In the event that the leasehold improvement allowance is payable by the Landlord in respect of the 5th Floor Premises, upon completion of the construction of leasehold improvements for the 5th Floor Premises, the Tenant shall provide to the Landlord a summary of the actual costs for the leasehold improvements plus Demolition, if applicable, for the 5th Floor Premises.

                   (iii) In the event that less than $429,580 is used towards leasehold improvements and Demolition for the 6th Floor Premises, or, in the event that less than $429,580 is used towards leasehold improvements and Demolition for the 5th Floor Premises then the amortized monthly amount of the difference, if any, over the then remaining balance of the Term (excluding renewals or extensions) at 11% per annum shall be applied towards reduction of the monthly Basic Rent. In each case the said figure of $429,580 is based on the assumption each such part of the Premises is 21,479 square feet of Rentable Area.

                   (iv) In the event that the Landlord is not obligated to pay the leasehold improvement allowance for the 5th Floor Premises as a result of the provisions of paragraph 5(b)(ii), then the monthly Basic Rent for the 5th Floor Premises shall be reduced for the balance of the Term (excluding renewals or extensions) based upon a total reduction of $429,580 amortized at 11% per annum.

              (h) There shall be no administrative overhead or profit charged by the Landlord for the improvements or alterations performed at any time by the Tenant.

         6.   PAYMENT OF LEASEHOLD IMPROVEMENT ALLOWANCE

              (a) With respect to the leasehold improvement allowance referred to in paragraph 5 above, in respect of the 6th Floor Premises only, the Landlord agrees to provide to the Tenant on the date of execution of this Lease by the Landlord and the Tenant, an irrevocable letter of credit from a Schedule 1 Canadian chartered bank in an amount equal to $429,580 Canadian dollars (based upon the assumption that the Rentable Area of the 6th Floor Premises is 21,479 square feet), which letter of credit shall be in a form and substance satisfactory to the Tenant, acting reasonably, and shall provide, inter alia, that the issuer bank will honour demand for payment made thereunder without inquiry as to whether the Tenant has the right as between itself and the customer on whose behalf the issuer bank has issued the letter of credit, to make such demand and without recognizing any claim of said customer; provided, however, that the letter of credit shall provide for delivery of the certificates hereinafter described in order for payment to be made thereunder.

              The letter of credit shall be in favour of the Tenant and shall allow partial draw downs (less holdbacks to ensure at all times that applicable holdbacks are maintained at all times), based upon work in place and upon a certificate of the Tenant's architect (being a firm satisfactory to the Landlord, acting reasonably) certifying to the Landlord and to the bank which has issued the letter of credit:

                   (i) the amount of the Demolition costs or the work in place at the 6th Floor Premises of the West Tower (Building A) of 675 Cochrane Drive, Markham, undertaken by or on behalf of the Tenant, together with reasonable details thereof;

                   (ii) the holdbacks applicable under the Construction Lien Act to ensure that the applicable holdbacks are maintained at all times;

                   (iii) that in connection with the said work for which a draw down is being requested under the said letter of credit:

                        I the amount of the draw requested is approved, or, the amount that is approved, as the case may be;

                        II the work has been installed in accordance with working drawings and specifications approved by the Landlord;

                        III the work has been performed in accordance with all laws and in a good and workmanlike manner;

                        IV that all necessary building or other permits have been maintained;

                        V that there is no claim for any lien in respect of the improvements being undertaken at said Premises;

                        VI the architect has not received written notice from the Landlord that the Tenant is in default in its obligation to pay any amounts due under this Lease;

                        VII in the case of the final holdback being released, the architect shall certify the above, together with the certificate that all lien periods have expired with respect to such improvements and no liens have been registered or claimed.

              In the event that the Landlord sells the building in which the Premises are located, the Tenant agrees to either accept, in substitution or in lieu of the letter of credit being issued by the Landlord named herein, either a cash collateral account in the amount left to be draw under the said letter of credit, a substitute letter of credit in the principal amount of the undrawn amount of the said letter of credit, or, evidence that the new landlord has at least $50,000,000 of shareholders equity. Upon the said cash collateral account being established, the said substitute letter of credit being issued to the Tenant, or, the evidence being supplied as to the shareholders equity of the new landlord as aforesaid, the Tenant shall release to the Landlord named herein, the letter of credit which the Landlord named herein will have provided to the Tenant, and requests for payment shall be made to the new Landlord supplying to the new Landlord the information, material and certificates referred to in paragraph 6
              (a)(i)-(iii) of this Schedule "C".

              Once the leasehold improvements at the 6th Floor Premises have been completed, the Landlord shall have the right to receive the said letter of credit, (the said cash collateral account or the said substitute letter of credit as the case may be), returned to it, forthwith, for amounts not drawn thereunder.

              (b) In the event that the Landlord is obligated to provide the leasehold improvement allowance with respect to the 5th Floor Premises, pursuant to paragraph 5(b)(ii), the Landlord shall be under no obligation to post an irrevocable letter of credit or any other security, provided however in the event that the Landlord is in default of its obligations to fund the leasehold improvement allowance for the 5th Floor Premises in accordance with the provisions hereof, the Tenant may give fifteen (15) days' written notice of such default, and failing the remedying of such default within the aforesaid fifteen (15) day period, the Tenant shall be entitled to remedy such default and to receive a credit therefor against Basic Rent; such credit shall be equal to 110% of the aggregate of the amounts paid by or on behalf of the Tenant to cure such default and shall be applied against Basic Rent as it becomes due. Such right of set off shall be subject to an accounting being provided by the Tenant to the Landlord.

              (c) The leasehold improvement allowance in respect of the 5th Floor Premises shall be payable provided the Tenant is not then in default in its obligations to pay any amount due under this Lease, upon receipt of the certificate of the Tenant's architect (being a firm satisfactory to the Landlord acting reasonably), and the following shall apply:

                   (i) the certificate shall certify the amount of the Demolition costs or the work in place at the 5th Floor Premises of the West Tower (Building A) of 675 Cochrane Drive, Markham, undertaken by or on behalf of the Tenant, together with reasonable details thereof;

                   (ii) the certificate shall state the holdbacks applicable under the Construction Lien Act, and, at all times, draw downs against the leasehold improvement allowance shall be made less holdbacks to ensure at all times that applicable holdbacks are maintained at all times for purposes of the Construction Lien Act;

                   (iii) the certificate shall state that in connection with the said work for which a draw down is being requested:

                          I the amount of the draw requested is approved, or, the amount that is approved, as the case may be;

                          II the work has been installed in accordance with working drawings and specifications approved by the Landlord;

                          III the work has been performed in accordance with all laws and in a good and workmanlike manner;

                          IV that all necessary building or other permits have been maintained;

                          V that there is no claim for any lien in respect of the improvements being undertaken at said Premises;

                          VI in the case of the final holdback being released, the architects shall certify the above, together with a certificate that all lien periods have expired with respect to such improvements and no liens have been registered or claimed.

         7.   ACCESS TO 6TH FLOOR PREMISES

              Forthwith upon execution of this Lease by the Tenant, the Tenant shall be entitled to enter the 6th Floor Premises for the purposes of undertaking Demolition to the existing leasehold improvements, if applicable, and, undertaking any new leasehold improvements which it will be undertaking at the 6th Floor Premises, subject however to the following terms and conditions:

              (a) Prior to the Tenant undertaking any work or demolition it desires to undertake at the 6th Floor Premises, the Tenant shall comply with the provisions of Section 8(m) of this Lease.

              (b) The Tenant shall have provided evidence of appropriate and adequate insurance both in respect of its obligations pursuant to the provisions of this Lease and in connection with undertaking Demolition and improvements to the 6th Floor Premises prior to undertaking its work; and except for the payment of Basic Rent and Additional Rent all covenants and obligations of the Tenant to be performed during the term shall apply from and after its taking of possession of the 6th Floor Premises mutatis mutandis.

              (c) The Tenant and its contractors shall be responsible for removing garbage and debris from Building A, and from any common areas and facilities, each day, and from the Premises as reasonably required so that there is no undue accumulation of garbage and debris, and to place same into garbage containers for that purpose as provided, as it undertakes its work. If the Landlord's forces remove such garbage, the Tenant shall be responsible to pay for the cost of same.

              (d) There shall be no Basic Rent or Additional Rent payable notwithstanding the permission hereby granted for the Tenant to enter the 6th Floor Premises, provided that Basic Rent and Additional Rent shall commence to be payable from and after the 1st day of July, 1996 notwithstanding that the Tenant's leasehold improvements may not have been finished at such time.

         8.   SPACE PLAN

              The Landlord agrees to provide a space plan with one revision or to pay space planning fees directly to a planner of the Tenant's choice for the 6th Floor Premises and, when applicable, for the 5th Floor Premises, at the Landlord's sole cost and expense, which shall not exceed the cost of .08 per square foot of Rentable Area of the 6th Floor Premises and the 5th Floor Premises, respectively.

         9. INTERIM USE OF 5TH FLOOR PRIOR TO THE TERM IN RESPECT THEREOF COMMENCING

              (a) Notwithstanding that the term in respect of the 5th Floor Premises has not commenced, the Landlord agrees that upon execution of this Lease by the Tenant, and subject to the terms and conditions herein contained, the Tenant shall be permitted at its sole option to take possession of the 5th Floor Premises. The following are the terms and conditions applicable thereto:

                   (i) prior to being able to take possession of the 5th Floor Premises aforesaid, the Tenant shall meet with the Landlord's building manager and execute a letter accepting responsibility for any damage, save and except reasonable wear and tear, to the 5th Floor Premises;

                   (ii) such occupancy shall be temporary only and shall only be permitted until such time as the 6th Floor Premises are ready for occupancy by the Tenant once the Tenant has undertaken all the work which it desires to undertake at the 6th Floor Premises; the Tenant shall also be permitted interim occupancy of the 5th Floor Premises for the purposes of demolishing existing leasehold improvements and fixturing the 5th Floor Premises which it shall be permitted to do (subject to the terms and provisions herein contained) from the 1st day of October, 1997, provided that it is not then in default pursuant to the provisions of this Lease;

                   (iii) during the period of time that the Tenant is occupying the 5th Floor Premises pursuant to paragraph 9(a)(ii) above, until it vacates same once the 6th Floor Premises are ready for occupancy, the Tenant shall pay its Proportionate Share for the 5th Floor Premises of the Operating Costs attributable to Building A and the Common Areas and Facilities and its Complex Proportionate Share for the 5th Floor Premises of the Operating Costs attributable to the Shared Common Areas and Facilities, plus taxes as referred to in the provisions of Section 5 of this Lease (as supplemented by the provisions of page 3C of this Lease) plus the management fee referred to in the provisions of
                          Section 6(c) of this Lease. Such amount shall be payable monthly on the first day of each and every month during the period within which such payments are applicable and the provisions of Sections 5 and 6 of the Lease shall apply thereto, mutatis mutandis; provided that in the event that the Tenant has not completed all improvements which it desires to[C make to the 6th Floor Premises as at the 1st day of July, 1996 and is accordingly not in a position to occupy the 6th Floor Premises for the purposes of carrying on business therein as at the 1st day of July, 1996, from and after the 1st day of July, 1996, until it vacates the 5th Floor Premises once the 6th Floor Premises are ready for occupancy, the Tenant shall pay for hydro costs only with respect to the 5th Floor Premises, during such period (which shall be in addition to the payments required pursuant to paragraph 9(a)(iv) below);

                   (iv) the Tenant shall be responsible to pay to the Landlord, whether or not it is occupying the same, an amount per square foot per annum of the Rentable Area of the 5th Floor Premises, at the following rates:

                          I from the 1st day of July, 1996, (whether or not the Tenant has taken occupancy), to and including the 30th day of June, 1997, the sum of $3.00 per square foot of the Rentable Area of the 5th Floor Premises per annum;

                          II from the 1st day of July, 1997 to and including the 30th day of September, 1997, the sum of $6.00 per square foot of Rentable Area of the 5th Floor Premises per annum;

                          III from the 1st day of October, 1997 to and including the 30th day of November, 1997, the sum of $9.00 per square foot Rentable Area of the 5th Floor Premises per annum.

              The said amounts shall be payable in equal consecutive monthly installments each due in advance on the 1st day of each and every month during the periods hereinbefore provided;

                   (v) each time prior to taking occupancy of the 5th Floor Premises, the Tenant shall have provided evidence of appropriate and adequate insurance in respect thereof;

                   (vi) during the occupancy by the Tenant of the 5th Floor Premises prior to the commencement of the term therefor, the terms and provisions, save and except for the payment of Basic Rent and Additional Rent, (subject however to paragraph 9(a)(iii) and (iv) above), and all covenants and obligations of the Tenant to be performed during the Term under this Lease, for the 6th Floor Premises, shall apply mutatis mutandis;

                   (vii) prior to the Tenant undertaking any work which it desires to undertake at the 5th Floor Premises, the Tenant shall have complied with the provisions of
                          Section 8(m) of the Lease, shall have provided evidence of appropriate and adequate insurance in connection with its undertaking demolition or improvements to the 5th Floor Premises prior to undertaking such work and all provisions of paragraph 7(a) and (c) of this Schedule "C" shall apply, mutatis mutandis.

              (b) On the earlier of the 1st day of December, 1997 and the date upon which the Tenant has fixtured the 5th Floor Premises so that the Tenant can carry on business at any part of the 5th Floor Premises, the commencement of the term for the 5th Floor Premises shall be deemed to have occurred, with Basic Rent payable therefor in accordance with the schedule of rental rates set forth on page 2A of this Lease, and in addition, the Tenant from and after such date shall be responsible to pay all Additional Rent in respect of the 5th Floor Premises, instead of the rent payable provided for in the provisions of paragraph 9(a)(ii) above.

         10.  CONDITION OF PREMISES

              The Tenant shall inspect the 6th Floor Premises prior to undertaking any demolition or work thereto, and the 5th Floor Premises at the same time as the inspection for the 6th Floor Premises is being undertaken, as well as prior to undertaking any demolition or work to the 5th Floor Premises, for the purposes of satisfying itself that the base building systems servicing them, are in good condition and repair. The Tenant and the Landlord shall decide on a deficiency list for such base building systems, if any, each acting reasonably and the Landlord shall rectify any agreed to deficiencies for such base building systems for the 6th Floor Premises and for the 5th Floor Premises prior to the Tenant taking possession December 1, 1997.

         11.  PARKING

              The Tenant shall be entitled to use the underground parking area servicing Building A free of charge other than the cost of cards and what is otherwise provided for below, for the term of this Lease including any renewals or extensions thereof at the rate of three point five (3.5) cars for every one thousand (1,000) square feet of the Premises. In the event that the Landlord at any time during the Term or any renewals or extensions changes the current nature of the entire parking areas servicing Building A, or any other buildings or improvements constructed on the Lands, being unreserved and free of charge, to be reserved, the Landlord shall give sufficient notice to the Tenant of its intent so to do and the Tenant shall have the right to its proportionate share of reserved parking spaces based on three point five (3.5) cars for every one thousand (1,000) square feet of the Premises, the location of reserved parking to be as designated by the Landlord.

              The Tenant shall further be entitled to use an additional fifty
              (50) parking spaces within the parking areas for the Complex at no charge other than the cost of cards referred to below on an unreserved basis throughout the term of the Lease (excluding renewals or extensions).

              Parking for all spaces including the aforesaid fifty (50) parking spaces shall be afforded by access parking cards at a charge of $15.00 per card.

              The rights of the Tenant to 3.5 cars for every one thousand (1,000) square feet of the Premises shall only apply with respect to that part of the Premises constituting the 5th Floor Premises when the term therefor has commenced.

              The provisions of paragraph 13 of the Lease except with respect to charges of fees, shall apply to the parking arrangement in this paragraph 11 of this Schedule "C".

         12.  BUILDING ACCESS

              Except in cases of emergency, the Landlord agrees to provide the Tenant with access to Building A on a 24 hour basis 7 days a week to the main lobbies, stairs and entrances as well as parking lots and all elevators that have card access. The Landlord agrees that the existing security (card access) or the equivalent will be made available to the Tenant throughout the Term of this Lease and that there will be no access to the Premises other than through card access in the elevators or stairs.
              The Tenant agrees to be mindful of building security when accessing the building after hours including ensuring that doors are not left open unnecessarily and that the Tenant will not interfere with maintenance workers or snow clearing contractors.

         13.  NO RESTORATION ON EXPIRY

              Notwithstanding the provisions requiring same in the Lease, the Tenant shall not be required upon termination of the term of this Lease herein to restore the Premises to the original condition in which they were in prior to this Lease, unless the Tenant has installed improvements or alterations in contravention of the provisions of paragraph 8(m) of the Lease.

         14.  RIGHT OF FIRST REFUSAL TO LEASE ON FOURTH FLOOR

              Provided that the Tenant is not then in breach of this Lease, and provided that the Tenant has not exercised its termination right contained in paragraph 15 of this Schedule "C", the Tenant shall have the right of first refusal for any offer to lease in respect of any space on the 4th floor of Building A that becomes available from time to time and at all times during the initial Term of this Lease, subject to the terms and conditions of this paragraph 14. In the event that the Landlord receives a bona fide offer to lease any of the space in the 4th floor of Building A which the Landlord is prepared to accept, the Landlord shall notify and offer the space to the Tenant on the same terms and conditions as contained in said offer. The Tenant shall have 48 hours after notification from the Landlord to exercise its right of first refusal and lease the space on the same terms and conditions as contained in the offer, failing which, the Landlord may lease such space to the third party.

              It is acknowledged and agreed that the right of the Tenant contained herein shall not apply in respect of any extension of term or other arrangements made by the existing tenant of the 4th floor of Building A and the Landlord shall be free to deal with said existing tenant, free from any obligations pursuant to the provisions of this paragraph 14 of this Schedule "C".

              The parties further agree that notwithstanding the terms and provisions of the bona fide offer to lease, the lease for any space taken by the Tenant on the 4th floor of Building A pursuant to this right of first refusal shall contain provisions similar to those provided for in paragraph 20 of this Schedule "C" as the same relates to the commission payable to CB Commercial in respect of space taken on the 4th floor of Building A.

              In addition, regardless of the terms of the bona fide offer to lease, the Landlord agrees that the Tenant shall have the right to use the leasehold improvements at the space to be rented on the 4th Floor of Building A, subject to any tenant's rights to remove the same.

              In the event that the Tenant exercises its right of first refusal as contained in the provisions of this paragraph 14 of this Schedule "C", the premises to be leased by the Tenant pursuant thereto shall be herein called the "Expansion Premises".

              The lease termination rights, the option to extend the Term, parking and any other provisions referring to the Premises herein, shall not apply to the Expansion Premises, but subject to the third paragraph of this paragraph 14 in respect of the increase in the basic rent, the bona fide offer to lease shall govern all the terms and provisions of the lease between the Landlord and the Tenant with respect to space on the 4th floor of Building A.

         15.  LEASE TERMINATION

              Notwithstanding anything contained in this Lease to the contrary and provided Saville Systems Canada, Ltd. is itself carrying on business in the entire 6th Floor Premises and the 5th Floor Premises, and provided further that it is not then in default of this Lease, the Tenant shall have the right to terminate this Lease as of the 31st day of March, 2001, 2002, 2003 or 2004, provided that in order for the Tenant's right pursuant to this paragraph 15 to terminate this Lease to be validly exercised and to be effective:

              (a) The Tenant must give to the Landlord at least six (6) months prior written notice of its election to terminate this Lease pursuant to the provisions of this paragraph 15.

              (b) Any time after such notice, the Tenant shall have the right to continue to occupy the 6th Floor Premises and the 5th Floor Premises under the terms of this Lease, or the Tenant may vacate the said Premises and pay the Landlord by certified funds a lump sum equal to the gross rent (Basic Rent and Additional Rent remaining during said notice period), following which the Landlord shall be free to lease the space to another party; said payment is separate from and in addition to the Termination Payment referred to below.

              (c) In consideration of the Tenant's right of termination aforesaid, the Landlord shall receive from the Tenant and the Tenant shall pay to the Landlord by certified funds at least sixty (60) days prior to the termination date (but in no event shall the Tenant be entitled to vacate the Premises until it has made all payments payable pursuant to the provisions of this paragraph 15), a termination payment as set out below:

                   Termination Date                   Termination Payment
                   ------------------------------------------------------

                   March 31, 2001           12 months Basic Rent at the rate of
                                            $11.60 per sq.ft of Rentable Area of
                                            the Premises per annum (subject to
                                            reduction if paragraph 5(g)(iii) or
                                            (iv) applies) plus 12 months of

                                            Additional Rent that would be
                                            payable for the period the 1st day
                                            of April, 2001 to and including the
                                            31st day of March, 2002, as
                                            estimated by the Landlord

                   March 31, 2002           10 months Basic Rent at the rate of
                                            $11.60 per sq.ft. of Rentable Area
                                            of the Premises (subject to
                                            reduction if paragraph 5(g)(iii) or
                                            (iv) applies) per annum plus 10
                                            months of Additional Rent that would
                                            be payable for the period the 1st
                                            day of April, 2002 to 31st day of
                                            January, 2003, as estimated by the
                                            Landlord

                   March 31, 2003           8 months Basic Rent at the rate of
                                            $11.60 per sq.ft. of Rentable Area
                                            of the Premises per annum (subject
                                            to reduction if paragraph 5(g)(iii)
                                            or (iv) applies) plus 8 months of
                                            Additional Rent that would be
                                            payable for the period the 1st day
                                            of April, 2003 to 30th day of
                                            November, 2003, as estimated by the
                                            Landlord

                   March 31, 2004           6 months Basic Rent at the rate of
                                            $11.60 per sq.ft. of Rentable Area
                                            of the Premises per annum plus
                                            (subject to reduction if paragraph
                                            5(g)(iii) or (iv) applies) 6 months
                                            of Additional Rent that would be
                                            payable for the period the 1st day
                                            of April, 2004 to 30th day of
                                            September, 2004, as estimated by the
                                            Landlord

              The termination rights in this paragraph 15 shall not apply to the Expansion Premises but only to the 5th Floor Premises and the 6th Floor Premises.

         16.  OPTION TO EXTEND LEASE TERM

              Provided Saville Systems Canada, Ltd. is itself in occupancy of the 6th Floor Premises and the 5th Floor Premises and is then not in default of this Lease, the Tenant shall be entitled to extend the term of this Lease for all of the 6th Floor Premises and the 5th Floor Premises for a further term of five years immediately following upon the expiration of the initial Lease term which expires on the 30th day of June, 2005, upon the same terms and conditions as are set forth in this Lease, except for:

              (a)  There shall be no further options to extend or renew.

              (b) There shall be no leasehold improvement allowance, tenant inducement or Landlord's work required whatsoever.

              (c)  There shall be no fixturing periods.

              (d) There shall be no Basic Rent free or Additional Rent free periods.

              (e) The Premises shall be rentable on an "as is"/"where is" basis with no obligation of the Landlord to undertake any work thereto or to Building A or any part thereof.

              (f) The right of first refusal in paragraph 14 of this Schedule "C" shall not apply.

              (g) The Basic Rent for the Premises during the Extension Period shall be an annual rate equivalent to the prevailing fair market rate for tenants for comparable premises in comparable buildings, such amount to be agreed upon between the Landlord and the Tenant not less than ninety (90) days prior to the expiry date of the initial term, failing which, the rate for the Basic Rent due during the Extension Period shall be determined by arbitration pursuant to the provisions of the Arbitration Act of Ontario or any successor legislation. In the event that the rate of Basic Rent has not been determined prior to commencement of the Extension Period, the rate of Basic Rent payable in the last month prior to expiry of the initial term shall be payable monthly until a decision is reached, after which the rent shall be retroactively adjusted in accordance with the decision of the arbitration.

              (h) The provisions of paragraph 11 of this Schedule "C" that specifically do not apply to extensions or renewals.

              In order to exercise the option to extend, the Tenant shall give written notice to the Landlord not more than twelve (12) months prior but at least six (6) months prior to the expiration of the initial term hereof, failing which, the option to extend as contained herein, shall be null and void.

         17.  IDENTIFICATION

              The Landlord shall provide the Tenant with one identification sign posted on the ground floor lobby directory board of Building A at the Landlord's cost and on the building exterior pylon at the Tenant's cost, in a location determined by the Landlord.

         18.  OTHER SIGNAGE

              Subject to the rights in favour of Digital, its subtenants and its assignees to have the exclusive right to exterior signage on Building A, the exclusive right to signage on the mechanical penthouse on the top of Building A, the right to have one interior sign located in the lobby of Building A near the elevator, and the right to name Building A, and provided that Saville Systems Canada, Ltd. is the actual Tenant and is itself occupying at least two full floors of Building A and/or is the largest tenant in Building A and is itself in possession of and conducting its business from the whole of the 6th Floor Premises and the 5th Floor Premises, the Tenant shall have the sole right to instal a rooftop corporate sign (the "Sign") at the Tenant's sole expense, to be located on and affixed to Building A. Provided, however:

              (a) Details as to location, colour, size, style, wording, character, installation, operation, maintenance and materials (as each relates to the Sign) shall be provided in writing to the Landlord for the Landlord's prior written approval thereto.

              (b) The Tenant must receive written approval from the Landlord prior to installation of the Sign. As to the design of the sign, the Landlord will accept a sign which has nothing displayed on it other than the current corporate logo of the Tenant.

              (c) The Sign shall in all respects be in full compliance with all existing and any future governmental regulations and/or by-laws.

              (d) All signs shall be consistent with a first class office building.

              (e) The Tenant shall be responsible to obtain and maintain all necessary approvals and permits in order to erect and maintain signs.

              (f) The Tenant shall assume all related costs of the signage and shall assume any liability regarding the Sign identification to the complete discharge of the Landlord.

              (g) The Tenant shall pay all costs of removal of signage at termination of this Lease or immediately upon the Tenant losing its special signage rights as provided for in this paragraph 18.

              (h) The Tenant shall be responsible to maintain and keep in good order and repair all such signage in keeping with the Complex as a first-class office complex.
              (i) The Tenant shall be responsible for any damage caused by the removal of the Sign.

              (j) The Tenant shall be responsible for all insurance costs for the signage and shall provide proof to the Landlord forthwith upon request therefor.

              The Tenant acknowledges that presently Digital and its subtenants and assignees have exclusive right to (a) exterior signage on
                                 ---------
              Building A, (b) roof top signage on the mechanical penthouse on the top of Building A, and, (c) to name Building A and in addition, Digital and its subtenants and assignees have the right to have one name on the outside pylon sign applicable to Building A and the right to special lobby signage.

         19.  SUBLETS AND ASSIGNMENTS

              The parties acknowledge that provided the Tenant is not in default, the Tenant shall have the right to assign or sublet the Premises subject to the provisions of Section 8(e) of the Lease and subject to the restrictions with respect to use of the Premises as set out at paragraph 4(b) of this Schedule "C".

         20.  LEASING COMMISSION

              (a) The Landlord and Tenant agree that the Landlord shall be responsible to pay a commission relating to the consummation of the tenancy contemplated herein to CB Commercial ("CB"); which commission payable will be equivalent to $5.40 per square foot of Rentable Area of the 6th Floor Premises and the sum of $4.50 per square foot of Rentable Area of the 5th Floor Premises. The Landlord and Tenant agree that the Tenant shall first occupy the 6th Floor Premises and that the Tenant shall occupy the 5th Floor Premises at a later date and in no event shall the Tenant occupy the 5th Floor Premises later than 17 months after the commencement date of the Lease for the 6th Floor Premises. The commission for the 6th Floor tenancy shall be due and payable to CB on the latest of:

                   (i)     July 1, 1996;
                   (ii)    execution of the Lease; and
                   (iii) when the 6th Floor Premises is open for business by the Tenant.

                   The commission for the 5th Floor tenancy shall be due and payable to CB on the later of:

                   (i)  December 1, 1997; and
                   (ii) when the 5th Floor Premises is open for business on
                        a permanent basis by the Tenant.

              (b) In addition to Section 20 (a) above and as a separate agreement to this Lease which is hereby incorporated into this Lease, the Landlord and Tenant agree that in consideration of the payment of Ten Dollars ($10.00) by CB to each of the Landlord and Tenant and for other good and valuable consideration given by CB to each of the Landlord and the Tenant, the receipt and sufficiency whereof is acknowledged by each of the Landlord and Tenant, the Landlord and Tenant agree that in the event the Landlord shall fail to pay CB the commission due to CB in respect of this Lease as set out in Section 20(a) above, and provided that there is no valid dispute CB shall be entitled to notify the Landlord that the commission payable to CB in respect of this Lease has not been paid in full by the Landlord and specifying the balance of commission still outstanding and unpaid to CB;and CB shall further be entitled to direct the Tenant by written direction, that the Tenant shall pay to CB the Basic Rent payable for each month of the term of the Lease on a continuous basis until the balance of the commission outstanding and payable to CB by the Landlord has been paid in full. The Landlord and the Tenant agree to respect this direction and to co-operate in making the monthly Basic Rental payments to CB until its commission has been paid in full. This direction is intended to bind the Landlord and the Tenant and their successors, heirs and assigns. Nothing herein shall obligate the Tenant to be liable to pay any amounts the effect of which will require payments in excess of any amounts payable under this Lease. The Tenant shall provide an accounting to the Landlord as to amounts it has paid to CB.

         21.  SET OFFS

              Except for the provisions of paragraph 2(c), 6(b) and 20 of this Section "C", the Tenant shall pay all Basic Rent, Additional Rent and all other amounts due and payable hereunder, without any right of set off, deductions, or defalcation whatsoever.

         22.  LANDLORD'S RIGHT OF ENTRY

              Landlord's right of entry and Section 8(j) and 13 of the Lease shall be subject to reasonable notice, and work done thereunder (except emergency work) shall be upon reasonable notice, having regard to the circumstances.

         23.  UNAVOIDABLE DELAY

              The relief for unavoidable delay in Section 15 of the Lease shall apply equally to the Landlord and the Tenant, provided that unavoidable delay shall in no event relieve the Tenant from its obligation to pay all Basic Rent, Additional Rent and any other monies payable to the Landlord hereunder.

         24.  INSTALMENT OF TAXES

              For greater clarity the requirement in Section 5(c) of the Lease to pay installments of 1/9th of annual taxes shall be limited to nine such installments per year.

         25.  NON-DISTURBANCE AGREEMENT

              The Tenant shall not be required to execute any postponement or subordination to a mortgagee pursuant to Section 27 of the Lease unless and until the Tenant has received a Non-Disturbance Agreement from such mortgagee or assurances that such Non-Disturbance Agreement shall be delivered forthwith. In the event that the Tenant shall be required to postpone or subordinate to a mortgagee pursuant to Section 27 of the Lease, the Landlord agrees to use best efforts to provide the Tenant with a Non-Disturbance Agreement from such mortgagee.

         26.  RIGHT OF RE-ENTRY RE BREACH

              The Landlord's right of re-entry for any breach of the Tenant other than non-payment of rent shall be preceded by five days written notice to the Tenant of the default claimed in respect of which the Landlord seeks to use its right of re-entry.

         27.  LANDLORD'S RIGHT AND REMEDIES

              Upon default of the performance of any of the obligations of the Tenant under the Lease, the Landlord shall have the following rights and remedies:

              (a) Subject to the provisions of paragraph 26 of this Schedule "C", the immediate right of re-entry upon the Premises to repossess the same and enjoy them as of its former state and the Tenant hereby consents to the Landlord expelling all persons and removing all property at the said Premises from the said Premises and such property may be removed and sold or disposed of by the Landlord by public auction or otherwise and either in bulk or by individual item as the Landlord in its sole discretion may decide or may be stored in a public warehouse or elsewhere at the cost and for the account of the Tenant all without service of notice or resort to legal process and without the Landlord being considered guilty of trespass or becoming liable for any loss or damage which may be occasioned thereby or for any claim for damages. Such re-entry shall not be deemed to constitute a termination of the Lease unless the Landlord expressly in writing terminates the Lease;

              (b) The Landlord, in addition to all of the rights, shall have the right to enter the Premises as the agent of the Tenant either by force or otherwise, without being liable for any prosecution therefor and to relet the said Premises as the agent of the Tenant and to receive the rent therefor and as the agent of the Tenant to take possession of any furniture or other property on the said Premises and to sell the same at a public or a private sale without notice and to apply the proceeds of such sale and any rent derived from reletting the said Premises upon account of the rent under the Lease and the Tenant shall be liable to the Landlord for the deficiency, if any, for the remainder of the term as if such re-entry had not been made unless the actual amount received by the Landlord after such re-entry in respect of any reletting applicable to the remainder of the term. The Tenant shall also reimburse the Landlord for all reasonable legal and other costs incurred as a result of such re-entry and reletting. No such re-entry or taking possession of the said Premises by the Landlord shall be construed as an election on its part to terminate the Lease unless the written notice of such intention is given to the Tenant by the Landlord. Notwithstanding any such reletting without termination, the Landlord may at any time thereafter elect to terminate the Lease as a result of default;

              (c) The Landlord, in addition to all other rights, shall have the right to determine forthwith this Lease and the term by leaving upon the said Premises notice in writing of its intention so to do and the Tenant shall immediately deliver up possession of the said Premises to the Landlord, and the Landlord may re-enter and take possession of the same. If the Landlord at any time terminates the Lease for any default, in addition to any other remedies it may have, it may recover from the Tenant all damages it incurs by reason of such breach including without limitation the cost of recovering the said Premises, solicitor's fees (on a solicitor and his client basis) and including the worth at the time of such termination of the excess, if any, of the amount of Basic Rent, Additional Rent and other charges payable under the Lease required to be paid pursuant thereto and hereto for the remainder of the term over the then reasonable rental value of the said Premises for the remainder of the term, all of which amount shall be immediately due and payable by the Tenant to the Landlord.

         28.  REMEDIES GENERALLY

              Mention in this Lease of any particular remedy of the Landlord in respect of the default by the Tenant does not exclude the Landlord from any other remedy in respect thereof whether available at law or at equity or by statute or expressly provided for in this Lease. No remedy shall be exclusive or dependant upon any other remedy and the Landlord may from time to time exercise one or more of such remedies independently or in combination, such remedies being cumulative and not alternative.

              Whenever the Tenant seeks a remedy in order to enforce the observance or performance of one of the terms, covenants and conditions contained in this Lease on the part of the Landlord to be observed or performed, the Tenant's only remedy shall be for such damages as the Tenant shall be able to prove in a court of competent jurisdiction that it has suffered as a result of a breach (if established) by the Landlord in the observance or performance of any of the terms, covenants or conditions contained herein on the part of the Landlord to be observed and performed, except where the Lease provides the Landlord's consent or approval is not to be unreasonably withheld, the Tenant's sole remedy if the Landlord unreasonably withholds consent or approval, shall be an action for a specific performance and the Landlord shall not be liable for any damages.

         29.  TENANT'S LETTER OF CREDIT

              Prior to the Tenant being permitted access to the 6th Floor Premises for the purposes of demolition or undertaking leasehold improvements at the 6th Floor Premises, the Tenant shall provide to the Landlord an irrevocable letter of credit in favour of the Landlord issued by a Schedule 1 Canadian chartered bank in the principal amount of $225,000, which letter of credit shall be in form and substance satisfactory to the Landlord, acting reasonably, provided that the letter of credit shall contain at least the following provisions:

              (a) The letter of credit shall be fully transferrable or assignable by the Landlord without consent of the issuer bank (the Landlord and such assignee being herein for the purposes of this Section 29 be called the "Landlord").

              (b) The issuer bank will honour demand for payment made thereunder without inquiry as to whether the Landlord has the right as between itself and the customer on whose behalf the issuer bank has issued the letter of credit, to make such demand and without recognizing any claim of said customer.

              (c) Monies may be payable under the letter of credit upon presentation of a certificate signed by the Landlord that the Tenant is in default of its obligations under this Lease which default has continued for a period of five days after written notice of default from the Landlord to the Tenant;

              (d) The letter of credit shall either have a term expiring no earlier than June 30, 1998, or, shall contain an "evergreen" clause which will provide that the letter of credit will be deemed to be automatically extended and renewed for one year and thereafter from year to year from the present or any future expiration date unless thirty days prior to any such expiration date or extended expiration date, the issuer bank notifies the Landlord in writing that it elects not to consider the letter of credit renewed for such additional period, in which case, the letter of credit shall provide that upon receipt by the Landlord of such notice, the Landlord may draw fully upon the letter of credit by means of a demand only and without the necessity of the certificate referred to as aforesaid.

              The said letter of credit shall be returned forthwith after the expiry date thereof.

         30.  NOTICE

              Notice hereunder may also be given by facsimile transmission to such telephone number or telefacsimile number as the party may have designated in writing for the purpose of notice and shall be deemed received at the time of confirmed transmission during normal business hours and on the next ensuing business day if sent on a Saturday, Sunday or statutory holiday.

         31.  CONFLICT

              To the extent that there is any conflict between the provisions of this Schedule "C" and the printed lease form, (as the same may be amended), the provisions of this Schedule "C" shall prevail.

                                    SCHEDULE "E"


         to the Lease dated April 25, 1996, between Orfus Investments (Landlord) and Saville Systems Canada, Ltd. (Tenant).

                                 INDEMNITY AGREEMENT

              THIS AGREEMENT dated April  , 1996.


         BETWEEN:

                   SAVILLE SYSTEMS PLC

                   (the "Indemnifier"),


         OF THE FIRST PART

                   - and -


                   ORFUS INVESTMENTS

                   (the "Landlord"),


         OF THE SECOND PART


                   WHEREAS the Indemnifier and the Tenant have requested the Landlord to enter into a lease (the "Lease") dated April , 1996, between Orfus Investments as landlord and Saville Systems Canada, Ltd. as tenant (the "Tenant") relating to premises in the building known as the West Tower of 675 Cochrane Drive, Markham, Ontario and the Landlord has agreed to do so only if the Indemnifier executes and delivers this agreement in favour of the Landlord;

                   NOW THEREFORE for good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by the Indemnifier), the Indemnifier hereby agrees with the Landlord as follows:

                   I. The Indemnifier shall indemnify and save the Landlord harmless from all losses, damages and costs incurred by the Landlord if, during the period which is expressed by Section 3 of the Lease to be its term, and during any renewal or extension thereof, the Landlord does not receive any amount payable by the Tenant under the Lease for such period which, if the Lease were in full force and effect and in good standing, would be payable under the Lease;

                   II. If the Tenant defaults in the payment of any amount payable under the Lease or in the due performance of any other obligation of the Tenant under the Lease, the Indemnifier shall forthwith upon demand by the Landlord pay to the Landlord all amounts so payable and all damages that may arise upon the default by the Tenant in the payment thereof or in the due performance of any such obligation;

                   III. The Indemnifier shall be jointly and severally bound with the Tenant to the Landlord for the performance of the obligations of the Tenant under the Lease, including the payment of all Basic Rent and Additional Rent, and its liability shall be that of a direct and primary obligor and not merely that of a surety;

                   IV. In the event of the occurrence of a default by the Tenant under the Lease or in the event of a default by the Indemnifier under this Indemnity, the Indemnifier waives any right to require the Landlord to:

                        (i) proceed against the Tenant or pursue any rights or remedies with respect to the Lease;

                        (ii) proceed against or exhaust any security of the Tenant or any other person and which is held by the Landlord; or

                        (iii) pursue any other remedy whatsoever in the Landlord's power.

         The Landlord has the right to enforce the within Indemnity regardless of the acceptance of additional security from the Tenant or any other person and regardless of the release or discharge of the Tenant or any other person who has provided security to the Landlord, by the Landlord or by others or by operation of any law;

                   V. This Indemnity is absolute and unconditional and the obligations of the Indemnifier shall not be released, discharged, mitigated or in any way be affected by any delay, neglect or forbearance by the Landlord in enforcing performance by the Tenant of its obligations under the Lease or by the granting by the Landlord to the Tenant of any extension of time or by any waiver by the Landlord of any of the Tenant's obligations or by any assignment or sublease or other dealing by the Tenant with the Lease or the premises whether with or without the consent of the Landlord or by any want of notice to the Indemnifier or by any dealing between the Landlord and the Tenant with or without notice to the Indemnifier or by any dealing between the Landlord and the Tenant with or without notice to the Indemnifier whereby the respective obligations and rights of either the Landlord or the Tenant are amended including any amendment of the Lease or by any other act or failure to act by the Landlord which would release, discharge or affect the obligations of the Indemnifier if it were a mere surety, and with the intent that this indemnity shall not be released or affected or the rights of the Landlord hereunder in any way impaired until such time as all the obligations of the Tenant under the Lease have been fully performed and satisfied;

                   VI. Without limiting the generality of the foregoing, the obligations of the Indemnifier hereunder shall not and shall not be deemed to be released, discharged or affected by reason of the release or discharge of the Tenant in any receivership, bankruptcy, winding up or other creditors' proceedings or the rejection, disaffirmance or disclaimer of the Lease in any proceeding and shall continue with respect to the periods prior to and thereafter, for and with respect to the term (and any renewal or extension thereof) as if the Lease had not been disaffirmed or disclaimed, and without limiting the generality of the foregoing, the obligations of the Indemnifier hereunder shall not and shall not be deemed to be released, discharged or affected by reason of the Tenant ceasing to exist (whether by winding-up, forfeiture, cancellation or surrender of charter, or any other circumstance) or by any event terminating the Lease including a re-entry or termination pursuant to the Lease; and in furtherance hereof, the Indemnifier agrees, upon any disaffirmance, disclaimer, or any other event which has the effect of terminating the Lease, the Indemnifier shall, at the option of the Landlord, become the Tenant of the Landlord upon the same terms and conditions as are contained in the Lease, applied mutatis mutandis. The liability of the Indemnifier shall not be affected by any repossession of the premises by the Landlord. Nothing in this subparagraph or elsewhere in this Indemnity will be construed so as to confer any rights on the Indemnifier to occupy or use the premises or to claim any interest or rights in the premises or the Lease whether or not the Indemnifier is required to perform any covenants under this Indemnity or under the Lease;

                   VII. The Indemnifier hereby expressly waives notice of the acceptance of this Indemnity and notice of non-performance, non-payment or non-observance on the part of the Tenant of the terms, covenants and conditions in the Lease. Without limiting the generality of the foregoing, any notice which the Landlord desires to give to the Indemnifier shall be sufficiently given if delivered in person, if mailed, by prepaid registered mail, or sent by telefacsimile, and sent to the following:

                        Saville Systems PLC
                        c/o
                        Attention:
                        Telefacsimile No.:

         Any such notice is deemed to have been given upon the day it was delivered in person, if mailed, 72 hours after the date it was mailed, and if given by telefacsimile, on the date upon which it was sent;

                   VIII. No action or proceedings brought or instituted under this Indemnity and no recovery in pursuance thereof shall be a bar or defence to any further action or proceeding which may be brought under this Indemnity by reason of any further default hereunder or in the performance and observance of the terms, covenants and conditions contained in the Lease;

                   IX. No modification of this Indemnity shall be effective unless it is in writing and is executed by both the Indemnifier and the Landlord;

                   X. The Indemnifier shall be bound by any account settled between the Landlord and the Tenant;

                   XI. The Indemnifier hereby irrevocably submits and attorns to the jurisdiction of the courts of the Province of Ontario;

                   XII. The obligations of the Indemnifier hereunder may be assigned by the Landlord, will benefit and be enforceable by the successors and assigns of the Landlord and shall bind the heirs, executors and legal representatives and the successors and assigns of the Indemnifier; any assignment by the Landlord of any of its interest in the Lease shall operate automatically as an assignment to such assignee of the benefit of this Indemnity;

                   XIII. The grammatical changes required to make the provisions of this agreement apply in the plural sense where the Indemnifier comprises more than one person and to corporations, firms, partnerships, or individuals male or female, will be assumed as though in each case fully expressed, and if the Indemnifier consists of more than one person, the agreements of the Indemnifier shall be deemed to be joint and several agreements of each such person;

                   XIV. This Indemnity constitutes the entire agreement between the Indemnifier and the Landlord and neither party hereto shall be bound by any representations or agreements made by any other person which would in any way reduce, impair or detract from the obligations of the Indemnifier hereunder other than any which are expressly set out herein;

                   XV. This agreement shall be governed by the laws of the Province of Ontario, and shall be treated in all respects as an Ontario contract.

                   Each of the parties represents and warrants to the other that the recital set out above is true and correct in substance and in fact, as such recital relates to such party, and such recital is incorporated as an integral part of this Indemnity.

                   The Indemnifier acknowledges receipt of a copy of the Lease.

                   In witness whereof the Landlord and the Indemnifier have executed this agreement.

                                       SAVILLE SYSTEMS PLC


                                       by:___________________


         c/s

                                       Title:________________



                                       ORFUS INVESTMENTS


                                       by:___________________
                                            Howard L. Orfus

                                    Schedule "F"


         Draft No. 1: 24 April 1996

              RB/BO'C/sq/U.10                    [   ]  1996


         Orfus Investments        The Great-West Life Assurance Company
         8 Vinci Crescent         Suite 1400
         Downsview, Ontario       200 King Street West
         M3H 2Y7                  Toronto, Ontario
                                  M5H 3T4

         Aird & Berlis            Gardiner, Roberts
         BCE Place, Suite 1800    40 King Street West
         181 Bay Street           Suite 3100
         Toronto, Ontario         Toronto, Ontario
         M5J 2T9                  M5H 3Y2

         Indemnity given by Saville Systems PLC to Orfus Investments in respect of the lease of premises at 675 Cochrane Drive, Markham, Ontario by Saville Systems Canada Limited


         Dear Sirs

         We have been requested by you to give an opinion in connection with an indemnity given by Saville Systems PLC (the "Company") to Orfus Investments and are qualified to give this legal opinion under Irish law on the basis, under the assumptions and subject to the reservations and qualifications set out below.

         1.   Basis of opinion

         1.1 No opinion is expressed below as to laws other than the laws of Ireland as of the date hereof. This opinion is for your use and that of no one else.

         1.2 This opinion is confined to and given on the basis of Irish law as currently applied by the Irish courts and will be construed in accordance with Irish law. We have made no independent investigation and do not express or imply any opinion as to the laws of any other jurisdiction and we have assumed, without enquiry, that there is nothing in the laws of any such other jurisdiction which would or might affect our opinion as stated herein.

         1.3 This opinion is limited strictly to the matters stated herein and is not to be read as extending, by implication or otherwise, to any other matters.

         1.4  We have examined copies of the following documents:

              (1)  An Indemnity Agreement dated [     ] (the "Indemnity")
                   entered into by the Company in favour of Orfus Investments in respect of the lease of premises in the building known as the West Tower at 675 Cochrane Drive, Markham, Ontario by Saville Systems Canada Limited ("SSC") from Orfus Investments.

              (2)  Certificate of Incorporation, Certificate of
                   Incorporation on Change of Name and Memorandum and Articles of Association of the Company.

              (3)  Minutes of the Meeting of the Board of Directors held on
                   [     ] 1996.

         2.   Assumptions

              We have assumed:

              (a) that all copy documents examined by us were correct, complete and up to date and that all signatures examined by us were genuine;

              (b)  that the copy produced to us of the minutes of the
                   meeting held on [     ] 1996 and the resolution therein
                   is a true copy and correctly record the proceedings at such meeting and the subject matter which they purport to record; that the meeting referred to in such copy was duly convened and held, that those present at such meeting acted bona fide throughout, that the resolution set out in the copy minutes was duly passed and that no further resolutions have been passed, or corporate or other action taken which would or might alter the effectiveness thereof;

              (c) the capacity, power and authority of, and due execution and delivery by, each party other than the Company;

              (d) insofar as the laws of any jurisdiction other than Ireland may be relevant, that such laws do not prohibit, and are not inconsistent with, any of the obligations or rights expressed in the Indemnity or the transactions contemplated thereby;

              (e) that all approvals, filings and other steps necessary under all applicable laws (other than the laws of Ireland) in order to permit the execution, delivery or performance of the Indemnity by the Company or to perfect, protect or preserve any of the interests created thereby, have been obtained, made or done or will be obtained, made or done within the period permitted by those laws:

              (f) that all obligations under the Indemnity are valid, legally binding upon and enforceable against, the respective parties thereto as a matter of all relevant laws (other than the laws of Ireland) most notably the expressed governing law in each case; that the choice of such governing law is valid as a matter of the governing law; and that there is no provision of the laws of any jurisdiction (other than Ireland) that would change the foregoing statements; and

              (g) SSC is not connected (within the meaning of Section 26 of the Companies Act, 1990) with any director or shadow director of the Company for the purposes of Section 31 of the Companies Act, 1990 (which prohibits companies, inter alia, from entering into guarantees or providing security in connection with a loan, quasi-loan or credit transaction made by any other person for a director of the company or a person connected with such director); for the purposes of Section 26 of the Companies, Act 1990, a body corporate is deemed to be connected with a director of a company if it is controlled by that director and a director is deemed to control a body corporate if he is, alone or together with his spouse, parent, brother, sister, child, any person acting in his capacity as the trustee of any trust (the principal beneficiaries of which are the director, his spouse or any of his children or any body corporate which he controls) or a partner of that director interested in more than one-half of the equity share capital of that body or entitled to exercise or control the exercise of more than one-half of the voting power at any general meeting of that body (voting power exercised by a director includes voting power exercised by another body corporate which that director controls).

         3.   Reservations

              Our opinion is subject to the following reservations:

              (1) The description of obligations as "enforceable" refer to the legal character of the obligations in question, i.e. that they are of a character which Irish law recognises and enforces. It does not mean that the Indemnity will be enforced in all circumstances or that any particular remedy will be available. Equitable remedies, such as specific performance and injunction, are in the discretion of the court and may not be available.
                        Furthermore, the court may not allow termination of an agreement where an event of default occurs that it considers immaterial, and, more generally, the court may require that the person declaring the event of default acts with reasonableness and good faith.

              (2) The obligations of the Company are subject to all insolvency, bankruptcy, reorganisation, moratorium and other similar laws affecting creditors' rights generally including, without limitation, the provisions of the Companies (Amendment) Act, 1990.

              (3) Where an obligation is to be performed outside Ireland, it may not be enforceable in Ireland to the extent that performance would be illegal under the law of that jurisdiction.

              (4) Any judgement of the Irish courts for monies due under the Indemnity may be expressed in a currency other than Irish pounds but the order may issue out of the Central Office of the Irish High Court expressed in Irish pounds by reference to the official rate of exchange prevailing on the date of issue.

              (5) Notwithstanding a provision of a document to the contrary, it may be capable of being amended by oral agreement of the parties.

              (6) With your agreement, we have not reviewed any of the documents creating the obligations secured by the Indemnity or any of the documents referred to therein or otherwise relating to the transaction. On review has been limited in this way notwithstanding that the obligation constituted by an indemnity depends on the obligation whose performance it is intended to secure and, accordingly, our opinion set out below must be regarded as qualified to the extent that, following a review of all such documents, we would have found it necessary of appropriate to include any further qualifications. In addition we have assumed without investigation that had we been aware of the meaning of any defined term used in the Indemnity but not defined therein we would not have found it necessary or appropriate to alter the terms of this Opinion in any way.

         4.   Opinion

              Subject to the assumptions set out in 2 above and the reservations set out in 3 above we are of the opinion as follows:

              (1)       Due Incorporation

                        The company is duly incorporated and validly
                        existing under the laws of Ireland as a limited liability company. The search by Brady & Co.
                        Limited dated [     ] 1996 of the file relating to
                        the Company in the Companies Registration Office in Dublin does not disclose that any steps have been taken to appoint a receiver or examiner of the Company or its assets or to wind up the Company.

              (2)       Corporate Capacity

                        The Company has full legal capacity to enter into, deliver and perform the Indemnity.

              (3)       Corporate Authorisation

                        All necessary corporate action has been taken by the Company to authorise the entry into, delivery and execution of the Indemnity and to perform the obligations undertaken by it thereunder and no limitation on the powers of the Company will be exceeded as a result thereof.

              (4)       Due execution

                        The Indemnity has been duly executed on behalf of the Company.

              (5)       Official Authorisations

                        No consent, approval or authorisation of any governmental or other authority of Ireland is required in connection with the execution, delivery or performance of the Indemnity by the Company.

              (6)       Registrations and Filings

                        No declaration, filing, registration or other formality under the laws of Ireland is requisite or desirable for the validity and enforceability of the Indemnity against the Company.

              (7)       No Breach of Law

                        Neither the execution and delivery of nor performance of the Indemnity will contravene any existing applicable law, statute, rule or regulation to which the Company is subject, or contravene or conflict with any provision of the Memorandum and Articles of Association of the Company.

              (8)       Valid, Binding and Enforceable

                        The Indemnity constitute the valid, legally binding and enforceable obligations of the Company.

              (9)       Valid Choice of Law

                        The Rome Convention on the law applicable to contractual obligations ("the 1980 Convention") other than Article 7(1) thereof, has force of law in Ireland. The incorporation of the laws of the Province of Ontario as the governing law of the Indemnity is valid in accordance with the 1980 Convention and, accordingly, subject to and in accordance with the provisions of the 1980 Convention, Ontarian law will be applied by the Courts of Ireland if the Indemnity or any claim thereunder comes under their jurisdiction.

              (10)      Validity of Jurisdiction Clause

                        The submission by the Company to the jurisdiction of the Courts of the Province of Ontario pursuant to the Indemnity is valid and binding on the Company and not subject to revocation.

              (11)      Enforceability of Foreign Judgement

                        Any judgement in relation to the Indemnity obtained in the Courts of the Province of Ontario against the Company would be recognised and enforced in Ireland without retrial or examination of the merits of the case provided that:

                        (i) the judgement has not been obtained or alleged to have been obtained by fraud or a trick;

                        (ii) the decision of the Courts of the Province of Ontario and the enforcement thereof was not and would not be contrary to national justice under Irish law;

                        (iii) the enforcement of the judgement would not be contrary to public policy as understood by the Irish Courts or constitute the enforcement of a judgement of a penal or revenue nature;

                        (iv) the judgement is final and conclusive and is for a debt or definite sum of money;

                        (v) the procedural rules of the Courts of the Province of Ontario have been observed.



         Yours faithfully



         McCann FitzGerald

                             CERTIFICATE AND DECLARATION


         Orfus Investments        3170497 Canada Inc.
         8 Vinci Crescent         Suite 1400, 200 King Street West
         Downsview, Ontario       Toronto, Ontario
         M3H 2Y7                  M5H 3T4

         Aird & Berlis            Gardiner, Roberts
         BCE Place, Suite 1800    Scotia Plaza, Suite 3100
         181 Bay Street           40 King Street West
         Toronto, Ontario         Toronto, Ontario
         M5J 2T9                  M5H 3Y2

         RE: Indemnity given by Saville Systems P.L.C. ("The Irish Company") dated May _____, 1996 in respect of the Lease of premises at 675 Cochrane Drive, Markham, Ontario by Saville Systems Canada Limited ("The Canadian Company")


         I, ____________________ of the ________________ of ______________,
         Ireland certify and declare as follows:

         1.        I am the ____________________ of The Irish Company.

         2. No director of The Irish Company alone or together with a spouse, parent, brother, sister, child, any person acting in his capacity as the trustee of any trust, (the principal beneficiaries of which are the director, his spouse or any of his children or any body corporate which he controls) or a partner of that director is interested in more than one-half of the equity shares of The Canadian Company or is entitled to exercise or controls the exercise of more than one-half of the voting powers at any general meeting of The Canadian Company (which includes voting power exercised by another body corporate which that director controls).


         AND I make this solemn Certificate and Declaration conscientiously believing it to be true, and knowing that it is of the same force and effect as if made under oath.


         Declared before me at the          )
         _________ of _____________________,)
         in the County of _________________ )  ____________________________
         this _____ day of _________________)
         1996.                              )